Exhibit 25

OFFER OF SHARE AMORTIZATION AGREEMENT

Sofora Telecomunicaciones S.A.

Sr. Presidente del Directorio

Alicia Moreau de Justo 50, Piso 11

Ciudad Autónoma de Buenos Aires

República Argentina

Fintech Telecom, LLC
375 Park Avenue, 38th Floor

New York, NY 10152

March 17, 2017

Dear Sirs:

W de Argentina — Inversiones S.A. (formerly W de Argentina — Inversiones S.L.), a company duly organized and existing under the laws of the Kingdom of Spain with its registered office at Calle Emilio Calzadilla no. 5, 3° Piso, Santa Cruz de Tenerife, Spain (the “Minority Shareholder” or “Offeror”), further to our previous discussions, hereby irrevocably offer to Fintech Telecom, LLC, a company duly organized and existing under the laws of Delaware (the “Controlling Shareholder”), and to Sofora Telecomunicaciones S.A., a company duly organized and existing under the laws of the Republic of Argentina (the “Company,” and together with the Controlling Shareholder, the “Offerees”) to enter into a share amortization agreement in the form attached hereto as Annex I (the “Share Amortization Agreement”), pursuant to which the Company agrees to amortize all of the shares of capital stock issued by the Company that are owned by the Minority Shareholder (the “Amortization”), as described therein (the “Offer”). Capitalized terms used but not defined herein shall have the meaning given to them in the Share Amortization Agreement.

The Minority Shareholder, the Controlling Shareholder and the Company are referred to in this Offer collectively as the “Parties” and individually as a “Party.”

The Offer is subject to the following terms and conditions:

FIRST: The Offerees are granted a maximum term of two (2) Business Days from the date hereof in which the Offer may be accepted (the “Offer Period”). During the Offer Period, the Offer shall be irrevocable. The Offer may only be accepted or rejected in its entirety and jointly by the Offerees.

SECOND: The Offer shall be deemed accepted if and when the Offerees deliver to the Minority Shareholder during the Offer Period a notice of acceptance in the form attached hereto as Annex II (the “Notice of Acceptance”). In the event that the Notice of Acceptance is not delivered to the Minority Shareholder within the Offer Period, the

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Offer shall be deemed rejected by the Offerees and may be no longer accepted by them, even in the absence of any express revocation by the Minority Shareholder.

THIRD: Upon acceptance of the Offer by the Offerees in accordance with the terms and conditions set forth above, the Share Amortization Agreement shall become immediately effective in accordance with its terms as if the Parties hereto had executed and delivered the same and shall be legally binding and enforceable against the Parties, including any of their successors, assigns or designees, and each Party shall become a party to the Share Amortization Agreement. The Share Amortization Agreement shall be deemed entered into as of the date on which the Offer is accepted.

FOURTH: Once accepted, the Offer, together with the Share Amortization Agreement, all other definitive agreements executed by the Parties concurrently with the Share Amortization Agreement and any document referred to therein or elsewhere in the Offer to be entered into and/or delivered as a consequence of the Amortization as agreed hereunder, shall constitute the entire agreement of the Parties in connection with the subject matter hereof and supersedes any and all prior agreements, understandings, representations and warranties, whether written or oral, with respect to the subject matter hereof.

The Offer, once accepted, may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of each Party.

The Offer, the legal relations between the Parties and any active or pending action, complaint, petition, investigation, suit, litigation or other proceeding, whether civil, administrative or criminal, in law or in equity, or before any public authority, whether contractual or non-contractual, instituted by any Party with respect to matters arising under or growing out of or in connection with or in respect of the Agreement shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the General Obligations Law of the State of New York) applicable to contracts made and performed in such State and without regard to conflicts of law or private international law rules.

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[Signature Page Follows]

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We look forward to be working with you very soon towards the successful and prompt consummation of the Amortization.

Very truly yours,

W DE ARGENTINA — INVERSIONES S.A.

By:
Title:

Signature Page to

Offer Letter

Annex I

SHARE AMORTIZATION AGREEMENT

This SHARE AMORTIZATION AGREMENT (the “Agreement”) is entered into and effective as of the date hereof, by and among W de Argentina — Inversiones S.A. (formerly W de Argentina — Inversiones S.L.), a company duly organized and existing under the laws of the Kingdom of Spain with its registered office at Calle Emilio Calzadilla no. 5, 3° Piso, Santa Cruz de Tenerife, Spain (the “Minority Shareholder”), Fintech Telecom, LLC, a company duly organized and existing under the laws of Delaware (the “Controlling Shareholder”), and Sofora Telecomunicaciones Argentina S.A., a company duly organized and existing under the laws of the Republic of Argentina (including its successors, assigns or designees, the “Company” or “Sofora”). The Minority Shareholder, the Controlling Shareholder and the Company are referred to in this Agreement collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Controlling Shareholder is the owner of 68.00% of all common share capital issued by the Company, and the Minority Shareholder is the owner of the remaining 32.00% of all common share capital issued by the Company;

WHEREAS, the Company is the registered owner of 100.00% of the ordinary share capital issued by Nortel Inversora S.A. (“Nortel”), a company duly organized and existing under the laws of the Republic of Argentina, which is the registered owner of 54.74% of all ordinary share capital issued by Telecom Argentina S.A. (“Telecom”), which in turn is the owner of 99.99% of all ordinary share capital issued by Telecom Personal S.A. (“Personal,” and together with Nortel, Telecom and their respective subsidiaries, the “Telecom Group,” and together with the Company, the “TEO Companies”);

WHEREAS, Los W S.A., a company duly organized and existing under the laws of the Republic of Argentina with its registered office at Avenida Madero 900, 10th Floor, Buenos Aires, Argentina (“Los W”), Messrs. Daniel Werthein (Argentine citizen ID number 4,548,122), Adrián Werthein (Argentine citizen ID number 10,155,697), Gerardo Werthein (Argentine citizen ID number 11,802,966) and Darío Werthein (Argentine citizen ID number 17,332,652) (collectively, the “Los W Controlling Shareholders”), the Minority Shareholders (together with Los W Controlling Shareholders and Los W, the “Los W Parties”) and the Controlling Shareholder are parties to the 2010 Amended and Restated Shareholders’ Agreement, dated as of August 5, 2010, as amended further on October 13, 2010, on March 9, 2011, on November 13, 2013, and on October 24, 2014 (the “Shareholders’ Agreement”), pursuant to which the Los W Parties and the Controlling Shareholder have agreed to the manner in which they will exercise their respective shareholder rights in the Company, including their respective shareholder rights over matters with respect to the Telecom Group;

WHEREAS, on the date hereof, the Los W Parties and the Controlling Shareholder, concurrently with the execution of this Agreement, will enter into an amendment to the Shareholders’ Agreement (the “SHA Amendment”);

WHEREAS, the Controlling Shareholder and, subject to the below considerations, the Minority Shareholder (i) consider that the dissolution without liquidation of the Company, Nortel and Personal through a corporate merger into Telecom as the surviving entity involving the transfer of all of such entities’ assets and liabilities to Telecom (the “Merger”) will create a more efficient ownership and operative structure for the benefit of the Telecom Group, their shareholders and other stakeholders; and (ii) desire that the relevant boards of the TEO Companies consider and evaluate the Merger;

WHEREAS, the Merger is a Supermajority Matter (as defined in the Shareholders’ Agreement) and thereby requires the affirmative vote of the Minority Shareholder;

WHEREAS, the Minority Shareholder has determined that the administration of its governance and transfer rights provided under the Shareholders’ Agreement will be adversely affected by the dissolution of the Company as a result of the Merger and does not wish to adversely affect its governance and transfer rights under the Shareholders’ Agreement, but at the same time it does not wish to impede the consummation of the Merger and the benefits derived from it to the Telecom Group, its shareholders and other stakeholders;

WHEREAS, given all of the above, the Minority Shareholder is willing to accept to have all 32.00% of its common share capital in the Company amortized pursuant to article 223 of the Argentine Corporations Law and the terms described herein (the “Amortization”); and

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, for good and valuable consideration and intending to be legally bound hereby, the Parties agree as follows:

PART I. DEFINITIONS AND INTERPRETATION

“Amortization Amount” shall mean the Block A Amortization Amount and the Block B Amortization Amount.

“AR$” shall mean Argentine Pesos, the lawful currency of the Republic of Argentina.

“Argentine Corporations Law” shall mean Argentine law number 19,550, as amended.

“Block A Amortization” shall mean the amortization in full of all Block A Shares pursuant to article 223 of the Argentine Corporations Law and the terms described herein.

“Block A Amortization Amount” shall mean the US Dollar equivalent, calculated at the Exchange Rate at the close of business on the last available trading day before the Block A Amortization Date, of AR$ 74,749,340, which is equal to the nominal value of the Block A Shares.

“Block A Certificate” shall mean a bono de goce (No. 1) issued by the Company upon the amortization of the Block A Shares pursuant to article 228 of the Argentine Corporations Law,

which shall have a value equal to US$249,687,500 less the Block A Amortization Amount and be issued substantially in the form and with the conditions attached as Exhibit A hereto.

“Block A Shares” shall mean the 74,749,340 ordinary voting shares of capital stock issued by the Company with a nominal value of AR$1.00 and one vote per share, representing a 17.00% interest in the capital stock of the Company.

“Block B Amortization” shall mean the amortization in full of all Block B Shares pursuant to article 223 of the Argentine Corporations Law and the terms described herein.

“Block B Amortization Amount” shall mean the US Dollar equivalent, calculated at the Exchange Rate at the close of business on the last available trading day before the Block B Amortization Date, of AR$ 65,955,300, which is equal to the nominal value of the Block B Shares.

“Block B Certificate” shall mean a bono de goce (No. 2) issued by the Company upon the amortization of the Block B Shares pursuant to article 228 of the Argentine Corporations Law, which shall have a value equal to US$220,312,500 less the Block B Amortization Amount and be issued substantially in the form and with the conditions attached as Exhibit A hereto.

“Block B Shares” shall mean the 65,955,300 ordinary voting shares of capital stock issued by the Company with a nominal value of AR$1.00 and one vote per share, representing a 15.00% interest in the capital stock of the Company.

“Business Day(s)” shall mean any day other than Saturday or Sunday, or any day in which banking institutions in the City of New York or the Governmental Entities in Argentina are authorized or required by law, regulation or executive order, to remain closed.

“DB Borrower Pledge” shall mean the security interest created on the Borrower Shares (as defined in the DB Credit Agreement) pursuant to the Borrower New Shares Pledge Agreement (as defined in the DB Credit Agreement), dated March 31, 2015 and entered into among the Los W, Controlling Shareholders, the Minority Shareholder, Deutsche Bank AG, London Branch, as lender, and Deutsche Bank Trust Company Americas, as collateral agent.

“DB Company Pledge” shall mean the security interest created on the Shares pursuant to the Company Shares Pledge Agreement (as defined in the DB Credit Agreement), dated March 31, 2015 and entering into between the Minority Shareholder and Deutsche Bank Trust Company Americas, as collateral agent.

“DB Credit Agreement” shall mean the US$113,722,875 credit agreement dated March 31, 2015, among the Minority Shareholder, as borrower, Deutsche Bank AG, London Branch, as lender, and Deutsche Bank Trust Company Americas, as administrative agent, collateral agent and account bank.

“DB Promissory Note” shall mean that certain promissory note dated March 31, 2015 in the original principal amount of US$103,250,000, issued by the Minority Shareholder and payable to the order of Lender.

“DB Security Documents” shall mean the Security Documents, as defined in the DB Credit Agreement.

“Eligible Bonds” shall mean Bonar 2024 (L.Arg) (AY 24).

“Enacom” shall mean the Argentine National Entity for Communications (Ente Nacional de Comunicaciones) or any successor thereof as the competent regulatory authority over Telecom and Personal.

“Enacom Release” shall mean a duly passed resolution from Enacom either (a) releasing the Block B Shares from the obligation to be maintained as part of the principal nucleus (núcleo principal) of the bidding consortium in the privatization of the former Sociedad Licenciataria Norte S.A. (currently, Telecom Argentina S.A.) pursuant to Decree No. 62 dated January 5, 1990 and the terms of such privatization and Resolution No. 119/2003 passed by the Argentine Federal Secretary of Communications on December 10, 2003, (b) authorizing the Block B Amortization pursuant to the terms of Part II hereof, (c) confirming that the obligation of the Minority Shareholder to maintain 15% of the capital stock of Sofora as part of the principal nucleus is no longer in effect, and/or (d) otherwise consenting to the Block B Amortization.

“Exchange Rate” shall mean, as of any date, (a) the exchange rate published by the Argentine Central Bank pursuant to Communication A-3500 or the successor exchange rate published by the Argentine Central Bank, or its successor, with respect to wholesale transactions for the buying of US Dollars with Pesos and its transfer outside of Argentina for such date, or (b) in the event of any foreign exchange restriction which results in the conversion of Pesos into US Dollars or the transfer of such US Dollars outside of Argentina becoming more onerous, the exchange rate resulting from the Implied Valuation.

“Implied Valuation” shall mean, as of a certain date, the implicit exchange rate of the Peso to the US Dollar that results from dividing the last price in Pesos recorded at the close of business on the last available trading day before such date of Eligible Bonds at the Mercado Abierto Electrónico in Buenos Aires by the last price in US Dollars recorded at the close of business on the same trading day of such same securities for US Dollars in the over-the-counter market for US Dollar-denominated bonds in New York, both prices as informed by Bloomberg.

“Long-Stop Date” shall mean July 31, 2017.

“Minority Shareholder Dollar Account” shall mean the account in US Dollars and the wire instructions to be provided in writing by the Minority Shareholder to the Company at least five (5) Business Days prior to the Block A Amortization Date or Block B Amortization Date, as applicable.

“Paid TV Transaction” shall mean the acquisition of an ongoing business of paid television services in Argentina through the acquisition of one or more duly licensed companies by, or the merger or consolidation of such companies into, Telecom.

“Person” shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental entity or other entity or organization.

“Shares” shall mean the number of shares represented by the Block A Shares and the Block B Shares.

“US Dollars” or “US$” shall mean dollars, the lawful currency of the United States.

“W Representatives” or “W Representative” shall mean (1) the Resigning Directors and Officers  and (2) the individuals appointed as director, syndics or officers of any of the TEO Companies by the Minority Shareholder or at its request pursuant to the Shareholders Agreement, in each case as set forth in Schedule I attached hereto; provided that Messrs. José Carlos Cura and Juan I. Cosentino shall not be deemed as individuals nominated or appointed, directly or indirectly, by the Minority Shareholder.

PART II. AMORTIZATION OF THE

MINORITY SHAREHOLDER’S COMMON SHARE CAPITAL

1.                                      Amortization of Shares. General. In accordance with the terms and conditions established herein, the Company shall undertake, immediately following a prior favorable resolution of its shareholders passed at a meeting of the Company’s shareholders, the Amortization by amortizing in full the Shares in accordance with Section 2 below, pursuant to article 223 of Argentine Corporations Law.

2.                                      Amortization of Block A Shares

(a)                                 In accordance with the terms and conditions established herein, the Company shall undertake the Block A Amortization on the Block A Amortization Date (as defined below) through a payment in cash on the Block A Amortization Date of an amount equal to the Block A Amortization Amount, which payment shall be made to the Minority Shareholder by wire transfer in immediately available funds to the Minority Shareholder Dollar Account, and the issuance and delivery of the Block A Certificate.

(b)                                 Unless otherwise agreed among the Parties, the Block A Amortization shall occur on May 2, 2017 (the “Block A Amortization Date”) subject to satisfaction or waiver of the conditions precedent set forth in Part III of the Agreement and delivery of the Block A Certificate as required by Clause (c) below.

(c)                                  Upon payment of the Block A Amortization Amount: (i) the Block A Shares shall be deemed amortized in full, (ii) the Minority Shareholder shall deliver the certificate evidencing Shares to the Company for immediate cancellation of the Block A Shares, and (iii) the Company shall issue and deliver (1) the Block A Certificate pursuant to article 228 of the Argentine Corporations Law in the name of the Minority Shareholder and shall deliver it to the Minority Shareholder, and (2) a share certificate evidencing the Block B Shares to the name of the Minority Shareholder.

(d)                                 On the Block A Amortization Date, concurrently with the delivery of the Block A Certificate, the Minority Shareholder shall deliver to the Company:

(i)                                     duly signed letters of resignation of the members and alternate members of the Board of Directors (Directorio) and Supervisory Committee (Comision Fiscalizadora) of the TEO Companies that were nominated or appointed, directly or indirectly, by the Minority Shareholder (the “Resigning Directors and Officers”), substantially in the form of Exhibit B attached hereto; and

(ii)                                  a receipt evidencing the payment of the Block A Amortization Amount, receipt of the Block A Certificate and receipt of the share certificate evidencing the Block B Shares.

3.                                      Amortization of the Block B Shares

(a)                                 In accordance with the terms and conditions established herein, the Company shall undertake the Block B Amortization on the Block B Amortization Date (as defined below) through a payment in cash on the Block B Amortization Date of an amount equal to the Block B Amortization Amount, which payment shall be made to the Minority Shareholder by wire transfer in immediately available funds to the Minority Shareholder Dollar Account, and the issuance and delivery of the Block B Certificate.

(b)                                 Unless otherwise agreed among the Parties, the Block B Amortization shall occur as soon as practicable and in any event within five (5) Business Days after the satisfaction or waiver of the conditions precedent set forth in Part III of the Agreement (the “Block B Amortization Date”), which shall occur on or after May 2, 2017 but no later than the Long-Stop Date, and delivery of the Block B Certificate as required by Clause (c) below.

(c)                                  Upon payment of the Block B Amortization Amount (i) the Block B Shares shall be deemed amortized in full, (ii) the Minority Shareholder shall deliver the certificate referred to in Part II, Clause 2(c)(2) above evidencing the Block B Shares to the Company for immediate cancellation of the Block B Shares, and (iii) the Company shall issue and deliver the Block B Certificate pursuant to article 228 of the Argentine Corporations Law in the name of the Minority Shareholder and shall deliver it to the Minority Shareholder.

(d)                                 On the Block B Amortization Date, concurrently with the delivery of the Block B Certificate, the Minority Shareholder shall deliver to the Company a receipt evidencing the payment of the Block B Amortization Amount and receipt of the Block B Certificate.

PART III. CONDITIONS PRECEDENT

1.                                      Amortization Block A Shares

(a)                                 The obligation of the Minority Shareholder to consummate the Block A Amortization as described in Part II shall be subject to the satisfaction, or waiver by the Minority Shareholder in its sole discretion, at or prior to the Block A Amortization Date, of each of the following conditions:

(i)                                     the representations and warranties contained in Part V (other than those made by the Minority Shareholder) are true and correct as of the Block A Amortization Date;

(ii)                                  there is no order from any court or governmental authority or validly-constituted arbitral tribunal prohibiting or restricting the consummation of the Block A Amortization;

(iii)                               the required lenders and administrative agent under the DB Credit Agreement shall have executed and delivered such documentation, and shall have made arrangements, as may be necessary under the terms of the DB Credit Agreement, and reasonably satisfactory to the Minority Shareholder, to: (1) consent to the Amortization; (2) release the security interests created pursuant to each of the DB Security Documents and in the case of (x) the DB Company Pledge, instruct the Company to register in its registry of shares that the Shares are released from the DB Company Pledge and (y) the DB Borrower Pledge, instruct the Minority Shareholder to register in its registry of shares that the Borrowed Shares are released from the DB Borrower Pledge; (3) release the security interest created pursuant to the DB Promissory Note (4) release and discharge of any obligation under the Shareholders Undertaking and Indemnity (as defined in the DB Credit Agreement); and (5) acknowledge receipt and payment in full of all outstanding amounts due under the DB Credit Agreement as set forth in the Payoff Letter (as defined herein); provided that such documentation shall be considered reasonably satisfactory if it releases the Minority Shareholder and its affiliates from each and all obligations under the DB Credit Agreement, DB Company Pledge, the DB Borrower Pledge, the DB Promissory Note and the Shareholders Undertaking and Indemnity and the other Loan Documents (as defined in the DB Credit Agreement), other than contingent indemnification obligations set forth in Section 9.03(b) of the DB Credit Agreement for which no claim shall have been made) (collectively, the “DB Consent”); provided that (i) the DB Consent shall become effective concurrently with the Block A Amortization and (ii) any UCC or similar financing statements in connection with the release of security interests described above may be filed promptly after (but in any event within three (3) business days after) the Block A Amortization and shall be recorded in accordance with the standard recording practices of the filing office;

(iv)                              the SHA Amendment shall remain in full force and effect under the terms therein; and

(v)                                 the Company and the Controlling Shareholder shall have executed and delivered the Mutual Release and Discharge Agreement set forth in Exhibit C

(the “Mutual Release”), which Mutual Release shall be in full force and effect concurrently with the consummation of the Block A Amortization.

(b)                                 The obligation of the Controlling Shareholder to consent to the Block A Amortization and carry out (and cause the Company to carry out) the actions set forth in Part II, Section 2 shall be subject to the satisfaction, or waiver by the Controlling Shareholder in its sole discretion, at or prior to the Block A Amortization Date, of each of the following conditions:

(i)                                     the representations and warranties contained in Part V (other than those made by the Controlling Shareholder and the Company) shall be true and correct as of the Block A Amortization Date;

(ii)                                  there is no order from any court or governmental authority or validly-constituted arbitral tribunal prohibiting or restricting the consummation of the Block A Amortization;

(iii)                               the SHA Amendment shall remain in full force and effect under terms therein; and

(iv)                              the Los W Parties shall have executed and delivered the Mutual Release and the support letter set forth in Exhibit D (the “Support Letter”), which Mutual Release and Support Letter shall be in full force and effect concurrently with the consummation of the Amortization.

(c)                                  The obligation of the Company to consummate the Block A Amortization shall be subject to the satisfaction, or waiver by the Company in its sole discretion, at or prior to the Block A Amortization Date, of each of the following conditions:

(i)                                     the representations and warranties set forth in Part V (other than those made by the Company and the Controlling Shareholder) are true and correct as of the Block A Amortization Date hereof; and

(ii)                                  the Block A Shares shall be free and clear of all liens and encumbrances (other than the Shareholders’ Agreement).

2.                                      Amortization Block B Shares:

(a)                                 The obligation of the Minority Shareholder to consummate the Block B Amortization as described in Part II shall be subject to the satisfaction, or waiver by the Minority Shareholder in its sole discretion, at or prior to the Block B Amortization Date, of each of the following conditions:

(i)                                     the representations and warranties contained in Part V (other than those made by the Minority Shareholder) are true and correct as of the Block B Amortization Date;

(ii)                                  there is no order from any court or governmental authority or validly-constituted arbitral tribunal prohibiting or restricting the consummation of the Block B Amortization;

(iii)                               The Block A Amortization Date shall have occurred and the Block A Shares shall have been amortized in accordance with the terms hereof following satisfaction of the conditions in Part III, Section 1(a) above;

(iv)                              the Enacom Release shall have been obtained and shall be irrevocably in full force and effect prior to and immediately after the consummation of the Block B Amortization; and

(v)                                 the SHA Amendment and the Mutual Release shall remain in full force and effect under the terms therein.

(b)                                 The obligation of the Controlling Shareholder to consent to the Block B Amortization and carry out (and cause the Company to carry out) the actions set forth in Part II, Section 3 shall be subject to the satisfaction, or waiver by the Controlling Shareholder in its sole discretion, at or prior to the Block B Amortization Date, of each of the following conditions:

(i)                                     the representations and warranties contained in Part V (other than those made by the Controlling Shareholder and the Company) shall be true and correct as of the Block B Amortization Date;

(ii)                                  there is no order from any court or governmental authority or validly-constituted arbitral tribunal prohibiting or restricting the consummation of the Block B Amortization;

(iii)                               the Enacom Release shall have been obtained and shall be irrevocably in full force and effect prior to and immediately after the consummation of the Block B Amortization; and

(iv)                              the SHA Amendment, Mutual Release and Support Letter shall remain in full force and effect under the terms therein.

(c)                                  The obligation of the Company to consummate the Block B Amortization shall be subject to the satisfaction, or waiver by the Company in its sole discretion, at or prior to the Block B Amortization Date, of each of the following conditions:

(i)                                     the representations and warranties set forth in Part V (other than those made by the Company and the Controlling Shareholder) are true and correct as of the Block B Amortization Date hereof;

(ii)                                  the Block B Shares shall be free and clear of all liens and encumbrances (other than the Shareholders’ Agreement); and

(iii)                               the Enacom Release shall have been obtained and be in full force and effect prior to and immediately after the consummation of the Block B Amortization.

PART IV. COVENANTS

1.                                       Each of the Parties covenants and agrees that:

(a)                                 as soon as practicable after the date hereof,

(i)                                     the Controlling Shareholder and the Minority Shareholders shall convene and hold a unanimous extraordinary shareholders’ meeting of Sofora for the purpose of amending the By-Laws of the Company in accordance with the terms of set forth in Exhibit E attached hereto (or otherwise in form and substance reasonably satisfactory to the Parties);

(ii)                                  the Parties shall make all necessary filings to Enacom (including requiring Telecom Group to make any applicable filing) for purpose of obtaining the Enacom Release as soon as possible and shall take all reasonable actions thereafter as may be necessary to obtain the Enacom Release and effect the Merger; and

(iii)                               the Parties shall cause the relevant boards of the TEO Companies to evaluate and consider the Merger, and consummate it as soon as practicable. For the avoidance of doubt, notwithstanding the initiation of the corporate procedures for the Merger, the Shareholders’ Agreement shall continue to remain in full force and effect as amended pursuant to the SHA Amendment until such time as it is terminated in accordance with the terms of the SHA Amendment;

(b)                                 the Parties shall file a letter substantially in the form set forth in Exhibit F hereto (or otherwise in form and substance reasonably satisfactory to the Parties) with the Enacom to obtain the Enacom Release;

(c)                                  after the By-Laws of the Company are amended, the Controlling Shareholder and the Minority Shareholders shall convene and hold a unanimous extraordinary shareholders’ meeting of Sofora for the purpose of approving the Amortization, in accordance with the terms of set forth in Exhibit G attached hereto (or otherwise in form and substance reasonably satisfactory to the Parties), provided that any such approval shall not be construed as a waiver of the conditions precedent to the consummation of the Amortization set forth in Part III of the Agreement;

(d)                                 it shall use all commercially reasonable efforts to promptly take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or desirable under applicable law, and execute and deliver such documents and other papers, and prepare and file as promptly as practicable with any governmental entity or other third party all documentation required from such Party to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, in each case as may be required to carry out the provisions of the Agreement and consummate and make effective the Block A Amortization on the Block A Amortization Date and the Block B Amortization on the Block B Amortization Date; and

(e)                                  it shall comply with applicable law in connection with all actions taken in respect of the Agreement and other agreements entered into in connection herewith and the transactions contemplated hereby and thereby, including in connection with obtaining any applicable regulatory approvals and without limiting the generality of foregoing, agrees in connection with the transactions contemplated hereby not to offer or give on behalf of itself or any of its affiliates, either directly or through any other Person, any money or anything else of value to any government official, including any official of a governmental entity, any member of the government, any political party or official thereof, or any candidate for political office (each, an “Official”), or any other Person while knowing or having reason to know that all or a portion of such money or thing of value may be offered given or promised, directly or indirectly to any Official for the purpose of any of the following:

(i)                                     influencing any act, omission or decision of such Official in his, her or its official capacity;

(ii)                                  inducing such Official to do or to omit to do any act in violation of the lawful duty of such Official;

(iii)                               inducing such Official to use his, her or its influence with any governmental entity to affect or influence any act or decision of such governmental entity in order to assist itself or any of its affiliates in obtaining or retaining business for or with, or directing business to, any Person; or

(iv)                              otherwise securing any improper or unlawful advantage for the itself or any of its affiliates.

2.                                      The Company and the Controlling Shareholder covenant and agree that:

(a)                                 on the Block A Amortization Date, they shall cause the Board of Directors of Sofora (other than the Resigning Directors and Officers) to immediately convene, on the Block A Amortization Date, and carry out the following actions: (i) acknowledge receipt from the Minority Shareholder of the share certificate evidencing the Shares and register the Block A Amortization in the Company’s stock ledger, (ii) issue and deliver to the Minority Shareholder (1) the Block A Certificate and (2) a share certificate evidencing the Block B Shares to the name of the Minority Shareholder, and (iii) pay the Block A Amortization Amount; and

(b)                                 if applicable, on the Block B Amortization Date, they shall cause the Board of Directors of Sofora (other than the Resigning Directors and Officers) to immediately convene, on the Block B Amortization Date, and carry out the following actions: (i) acknowledge receipt from the Minority Shareholder of the share certificate evidencing the Block B Shares and register the Amortization in the Company’s stock ledger, (ii) issue and deliver to the Minority Shareholder the Block B Certificate, and (iii) pay the Block B Amortization Amount.

3.                                      The Company shall, following the consummation of the Block A Amortization, for the period covering the applicable statute of limitations pursuant to the laws of Argentina, Paraguay, the United States or Spain, as the case may be, indemnify and hold harmless the W Representatives in respect of acts or omissions in their capacity as directors, officers or syndics of the TEO Companies occurring at or prior to the Block A Amortization Date to the extent permitted by applicable law or provided in such company’s organizational documents in effect on the date hereof.

4.                                      The Controlling Shareholder shall, following the consummation of the Block A Amortization:

(a)                                 using  its best efforts in its capacity as a shareholder, subject to applicable fiduciary duties and legal obligations and to the extent it has the power or right to do so under its voting and governance rights, cause each of the TEO Companies (other than the Company), to do the following:

(i)                                     for the period covering the statute of limitations pursuant to the laws of Argentina, Paraguay, the United States or Spain, as the case may be, maintain in effect provisions in each TEO Company’s organizational documents and corporate resolutions (or in such documents of any successor to the business of the TEO Companies) applicable to the W Representatives regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date hereof (or, in the case of W Representatives that are not Resigning Directors and Officers, in existence on the date that they ceased to be a director, officer or syndic of the relevant TEO Company), to the extent permitted by applicable law; and

(ii)                                  at the earliest opportunity but in no event later than thirty (30) days after the Block A Amortization Date, cause the TEO Companies to, obtain and fully pay the premiums for the non-cancellable extension of the directors’ and officers’ liability coverage of the TEO companies’ existing directors’ and officers’ insurance policies and the TEO Companies’ existing fiduciary liability insurance policies applicable to the Resigning Directors and Officers (collectively, “D&O Insurance”), in each case for claims reporting or discovery period of at least six (6) years from and after the Block A Amortization Date with respect to any claim related to any period of time at or prior to the Block A Amortization Date from an insurance carrier with the same or better credit rating as such company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under such company’s existing policies. If the TEO Companies for any reason fail to obtain such “tail” insurance policies prior to the Block A Amortization Date, the Controlling Shareholder shall cause the TEO Companies to continue to maintain in effect, for a period of at least six (6) years from and after the Block A Amortization Date, the D&O Insurance in place as of the date hereof with the relevant company’s current insurance carrier or with an insurance carrier with the same or better credit rating as such company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under such company’s existing policies as of the date hereof, or the Controlling Shareholder shall cause the TEO Companies to purchase from their current insurance carrier or from an insurance carrier with the same or better credit rating with respect to D&O Insurance, comparable D&O Insurance for such six (6)-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the TEO Companies’ existing policies as of the date hereof; provided that in no event shall the Controlling Shareholder or the TEO Companies be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 300% of the amount per annum the TEO Companies paid in the last full fiscal year; and provided further that if the aggregate premiums of such insurance coverage exceed such amount, the TEO Companies shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Block A Amortization Date, for a cost not exceeding such amount; and

(iii)                               in connection with any claim covered within the indemnification provided for by TEO Companies and/or D&O Insurance as set forth in paragraph (i) and (ii) above, the relevant TEO Company shall (A) provide written notice to (1) the relevant W Representative subject to the claim, and (2) with the consent of the individual identified in (1), the Minority Shareholder, in each case immediately upon receipt of any such claim (along with all available information in connection therewith), and (B) take into consideration the opinion of the Minority Shareholder with regard to the designation of legal counsel in connection with the defense of such claim.

(b)                                 call a shareholders’ meeting at each of the Company (to be held on the Block A Amortization Date), Nortel and Telecom at which the Controlling Shareholder shall, directly or through its affiliates, vote to irrevocably approve the resignation and performance through the effective date of resignation (to the full extent permitted by law) of the Resigning Directors and Officers and, at the annual ordinary shareholders’ meeting of each of the TEO Companies vote to approve the monthly fees paid in advance to each Resigning Director and Officer, which shall include additional amounts relating to income tax withholdings in accordance with past practices.

5.                                      The Minority Shareholder shall request from the administrative agent under the DB Credit Agreement no later than April 26, 2017 a customary pay-off letter (the “Payoff Letter”) with the amounts required to repay all amounts outstanding and due under the DB Credit Agreement effective as of May 2, 2017.

The rights of each Resigning Director and Officer under this Part IV, Section 3 shall be in addition to any rights such Person may have under the or pursuant to the organizational documents or corporate resolutions of any TEO Company, or under applicable law or under any agreement of any Resigning Director and Officer with any TEO Company or any Party. These rights shall survive the Block A Amortization Date and are intended to benefit, and shall be enforceable by, each Resigning Director and Officer.

PART V. REPRESENTATION AND WARRANTIES

1.                                      Each Party represents and warrants in connection with the Amortization Documents to the other Parties that:

(a)                                 Organization; Authority and Qualification. If the Parties are an entity, they are duly organized, validly existing and in good standing under the laws of their respective jurisdiction of formation and have all requisite power and authority to enter into the Agreement and to carry out their obligations hereunder to consummate the Amortization. If any Party is a natural person, he or she is competent, not subject to any guardianship proceedings and does not require the consent of his or her spouse under applicable law to enter into the Agreement. The execution and delivery by the Parties of the Agreement, the performance by the Parties of its obligations hereunder and the consummation of the Amortization has been duly authorized by all requisite action on the part of the relevant Party and their stockholders or members, as applicable.

(b)                                 Binding Agreement. The Agreement has been duly executed and delivered by the undersigned and, assuming due and valid authorization of the Parties, the Agreement constitutes a legal, valid and binding obligation, enforceable against the Parties in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

(c)                                  No Conflict or Default. The execution, delivery and performance by the Parties of the Agreement and the consummation of the Amortization and the other actions set forth in the Agreement does not and will not: (A) violate, conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the relevant Party, (B) except for required filings with the U.S. Securities and Exchange Commission (in the case of the Controlling Shareholder) and compliance with the requirements of the relevant national securities exchanges (and with respect to the Block B Amortization, the Enacom Release), require the Parties to make any filing with, obtain any permit, authorization, consent or approval from, or provide any notification to, any governmental entity, (C) after giving effect to the DB Consent (and with respect to the Block B Amortization, the Enacom Release), result in a violation or breach of, or, with or without due notice or lapse of time or both, constitute a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or contractual obligation to which any Party is a party thereunder or by which its shares or properties or assets may be bound (except, in the case of this clause (C), as would not materially impair the ability of the representing Party to consummate the transactions contemplated by the Amortization Documents or result in liability for any other party to such Amortization Documents), or (D) after giving effect of the Enacom

Release in the case of the Block B Amortization, violate any law or governmental order applicable to the Parties.

(d)                                 Sophisticated Investor. Each Party is a sophisticated party with respect to the Agreement and the Amortization and has adequate information concerning the business and financial condition of Sofora and the TEO Companies to make an informed decision regarding the Amortization and has independently and without reliance upon any other party and based on such information as it has deemed appropriate, made its own analysis and decision to enter into the Agreement. Each Party has been advised by counsel, acknowledges that the Agreement was prepared and negotiated in English and is able to understand this document in that language or has otherwise received such translations as it has deemed necessary.

provided that, notwithstanding anything to the contrary in the preceding paragraphs (a) through (d), none of the representations and warranties of the Party is granted in connection with, or deemed to be referred to, the Merger and the related actions agreed to carry out in connection therewith (except any Parties’ obligation under the Amortization Documents).

2.                                      The Company represents and warrants to the Minority Shareholder that payment of the Amortization Amount to the Minority Shareholder and any dividend amount to a foreign registered holder of the Block A Certificate and Block B Certificate, including the Minority Shareholder, and issuance of the Block A Certificate and Block B Certificate and delivery thereof to the Minority Shareholder are not subject to payment or withholding on account of any Argentine tax (“Covered Taxes”). If any Covered Tax is imposed, the Company shall make such payment or withholding and provide an appropriate certificate evidencing the amounts withheld to the holder of the Block A Certificate and/or Block B Certificate.

PART VI. OTHER MATTERS

1.                                      Acknowledgement and Waiver of Rights. Each of the Parties on their respective behalf and on behalf of their respective affiliates, successors or assigns expressly acknowledges and agrees that the consideration under the Amortization Documents as agreed on the date of execution (i) is and shall be deemed at all times adequate and will not be affected by any variation in the valuation of the Shares or the financial, operative, regulatory or legal situation of the Company or its subsidiaries or otherwise, and (ii) it is not subject to Article 13.5 of the Argentine Corporations Law (including the Pacto Leonino clause thereof), or any similar value-related provision under applicable law, and if it were deemed subject to such Article 13.5, the Amortization Documents would not violate it.  In addition the Parties waive any rights or claims that they may have to invoke Article 13.5 of the Argentine Corporations Law or any similar value-related provision under applicable law to claim or otherwise seek any judicial order or decision, interim or final, to restrict, impede or limit the rights or obligations under the Amortization Documents, to nullify any rights or obligations under the Amortization Documents or, to require a reduction, increase or any kind of adjustment of their respective rights or obligations thereunder. Moreover, each of the Parties on their respective behalf and on behalf of their respective successors or assigns, hereby acknowledges and agrees that it is of the essence of the transactions considered under the Amortization Documents that the value of the respective rights and obligations of each party is made at the time of execution of the Amortization Documents and that such valuation once agreed shall not be affected by any subsequent change of conditions, including a change in the value of the Shares or the financial, operative, regulatory or legal situation of the Company or its subsidiaries or otherwise.

2.                                      Obligation to Negotiate in Good Faith. Upon the execution of this Agreement, the Parties shall engage in good faith negotiations in order to enter into any other documents executed in connection with the Amortization (including this Agreement, the “Amortization Documents”) on the terms and conditions set forth in this Agreement and to consummate the transactions contemplated hereby.

3.                                      Expenses. Each of the Parties shall each bear their own fees and expenses, including, without limitation, fees and expenses of financial, legal and accounting advisers and other outside consultants, incurred in connection with the negotiation, preparation and execution of the Agreement, the Amortization Documents and the transactions contemplated hereby.

4.                                      Termination. The Agreement may be terminated by mutual written consent of all Parties.

5.                                      Confidentiality. The terms and details of the negotiations between the Parties or with respect to this Agreement or the other Amortization Documents (“Confidential Information”) shall be kept strictly confidential (and each Party shall cause its officers, directors, employees, agents, authorized representatives and attorneys to maintain such information confidential) and shall not be disclosed to any other party without the prior written consent of the other Parties except (a) to its officers, directors, employees, agents or authorized representatives, (b) to the extent required or requested by any governmental authority purporting to have jurisdiction over such Party or its affiliates; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to the extent such Confidential Information becomes available on a non-confidential basis from a source other than a Party acting in breach of this agreement.  If a Party receives a potentially enforceable request for the production of Confidential Information, including without limitation subpoena or other official process, that party will promptly notify the other party in writing, unless such notice is prohibited by law. If allowed, such notice shall be given before complying with the request and shall include a copy of the request.  The recipient shall not oppose any effort by the other Party to obtain an agreement protecting the confidentiality of the Confidential Information prior to disclosing it.

6.                                      Publicity. Each Party agrees that it will not, and it will cause its affiliates or authorized representatives not, to publicly disclose, issue any press release or make any other public statement with respect to the Agreement, the Amortization Documents or the Amortization contemplated hereby without the prior consent of the other Parties, except as may be required by law, in which case the disclosure shall be limited to that required to be disclosed under such law; provided, however, if the Company or the TEO Companies are required to make any such disclosure under applicable law, the Company or TEO Company, as the case may be, shall, to the extent practicable, provide a draft of the disclosure to the Minority Shareholder reasonably in advance of the disclosure and shall consider any comments provided to the Minority Shareholder reasonably in advance of such disclosure. On the date of execution of this Agreement or immediately thereafter the press release attached as Exhibit H hereto shall be released and filed as required with any governmental entity.

7.                                      Jurisdiction; Process Agent. Each of the Parties hereby agrees that any suit, action or proceeding against any other Party, any affiliate thereof or its or their directors, officers, employees or agents, arising out of or based upon the Amortization Documents or the actions contemplated hereby may be instituted in any State or Federal court in The City of New York, New York, and waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Parties hereby appoints CT Corporation (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, NY 10011, as its agent to receive on behalf of itself and its property, service of copies of all writs, claims, process, complaint, summonses and any other process that may be served in any legal or other proceeding brought with respect to matters arising from, or relating to, the Amortization Documents or the actions contemplated hereby, and agrees to promptly appoint a successor Process Agent in the City of New York (which appointment the successor Process Agent shall accept in writing prior to the termination for any reason of the appointment of the initial Process Agent). In any such legal or other proceeding, such service may be made on the Parties by delivering a copy of such process to it in care of the appropriate Process Agent at such Process Agent’s address. Nothing in the Agreement shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

8.                                      No Modification; Specific Performance. The Agreement may not be amended or otherwise modified without the prior written consent of each of the Parties hereto. Each of the Parties acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of the Agreement were not performed in accordance with its specific terms or were otherwise breached and further agrees that the other Parties shall be entitled to an injunction, specific performance and any other remedy to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. The Parties further agree not to oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (i) the other Parties have an adequate remedy at law or (ii) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity.

9.                                      Governing Law; Binding Effect. The Agreement, the legal relations between the Parties and any active or pending action, complaint, petition, investigation, suit, litigation or other proceeding, whether civil, administrative or criminal, in law or in equity, or before any public authority, whether contractual or non-contractual, instituted by any Party with respect to matters arising under or growing out of or in connection with or in respect of the Agreement shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the General Obligations Law of the State of New York) applicable to contracts made and performed in such State and without regard to conflicts of law or private international law rules. The Agreement together with the other Amortization Documents is a binding statement of the Parties’ mutual present intention with respect to the Amortization, and it purports to address all material matters upon which an agreement must be reached in order for the Amortization to be consummated. It is intended by the Parties that the Agreement be a binding commitment and impose legal obligations on the Parties, including any of their successors, assigns or designees.

10.                               Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, faxed, sent by electronic mail with receipt requested or sent by an overnight courier service, such as Federal Express, to the Parties at the following addresses (or at such other address for a Party as shall be specified by such Party by like notice):

If to W de Argentina — Inversiones S.A.:

W de Argentina — Inversiones S.A.

Av. Eduardo Madero 900, Piso 10,

C1106ACV—Buenos Aires,

Argentina

Tel.: (54 11) 4316 9000

Fax:  (54 11) 4316 9079

Attn.: Gerardo Werthein

Cc.:  Eduardo Bauer

Email: ebauer@angelillo-bauer.com.ar

If to Fintech Telecom, LLC, to:

Fintech Telecom, LLC

375 Park Avenue, 38th Floor

New York, NY 10152

Attn: J.R. Rodriguez

Email: jrr@fintechadv.com

Copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attn: Richard Cooper and Adam Brenneman

Email: rcooper@cgsh.com; abrenneman@cgsh.com

If to Sofora Telecomunicaciones S.A. to:

Alicia Moreau de Justo, Piso 13

Buenos Aires, Argentina

Tel.: (54 11) 5236 4400

Fax:  (54 11) 5236 4401

Attn.:  Mr. President of the Board

Cc.:  Saturnino Jorge Funes

Email: saturnino.funes@egfa.com.ar

11.                                WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Exhibit A

FORM OF THE CERTIFICATE

Ex. A-1

Título Nº: [--]

Sofora Telecomunicaciones S.A.

Domicilio: Avenida Alicia Moreau de Justo 50, Piso 13,

Ciudad Autónoma de Buenos Aires

Argentina.

TITULO NOMINATIVO N° [--]

NO ENDOSABLE

A FAVOR DE “W de Argentina de Inversiones S.A.”

Calle Emilio Calzadilla no. 5, 3° Piso, Santa Cruz de Tenerife, Reino de España

POR BONO DE GOCE CLASE “A”

NOMINATIVO NO ENDOSABLE

US$ [     ]1

CON DERECHO PREFERENTE AL COBRO DE DIVIDENDOS POR HASTA EL MONTO MAXIMO FIJADO AL DORSO

Emitido por esta Sociedad, constituida en la Ciudad de Buenos Aires con fecha 16 de septiembre de 2003, con una duración de 99 años, e inscripta en el Registro Público de Comercio de la Inspección General de Justicia con fecha 25 de septiembre de 2003, bajo el N° 13878, del libro 23, de Tomo A de Sociedades Anónimas. Ciudad de Buenos Aires, [•] de [•] de 2017.

LAS CONDICIONES DE EMISION DE LOS BONOS DE GOCE2 CLASE “A” FUERON DISPUESTAS POR LA ASAMBLEA GENERAL EXTRAORDINARIA CELEBRADA EL [  ] DE [     ] DE 2017 Y SE DESCRIBEN EN FORMA COMPLETA AL DORSO DEL PRESENTE TITULO.

1  Completar con US$ 249.687.500 menos el Amortization Amount del Bloque A para el titulo 1 y US$ 220.312.500 menos el Amortization Amount del Bloque B para el titulo 2.

Ex. A-2

Fecha de emisión:

[--] de [--] de 2017

Presidente	Síndico

ESTE BONO DE GOCE Y CUALQUIER DERECHO O INTERÉS RESPECTO DEL MISMO NO HA SIDO REGISTRADO BAJO LA LEY DE VALORES DE LOS ESTADOS UNIDOS DE AMÉRICA DE 1933 (U.S. SECURITIES ACT OF 1933), SEGÚN HA SIDO MODIFICADA (LA “LEY DE VALORES”), Y NO PODRÁ SER OFRECIDO, VENDIDO, PRENDADO O TRANSFERIDO DE OTRO MODO DENTRO DE LOS ESTADOS UNIDOS DE AMÉRICA, O A CUENTA O PARA BENEFICIO DE UNA PERSONA DE ESTADOS UNIDOS (U.S. PERSON) SALVO (A) EN CASO DE QUE DICHA TRANSFERENCIA ESTÉ REGISTRADA CONFORME A UNA DECLARACIÓN DE REGISTRO (REGISTRATION STATEMENT) EFECTIVA BAJO LA LEY DE VALORES O (B) DICHA TRANSFERENCIA CALIFIQUE BAJO UNA DE LAS EXENCIONES O EXCEPCIONES DE REGISTRO BAJO LA LEY DE VALORES (INCLUYENDO TRANSACCIONES EN EL EXTRANJERO (OFFSHORE TRANSACTIONS) BAJO LAS REGLAS 903 Y 904 DE LA REGULACIÓN S (REGULATION S) DE LA LEY DE VALORES) Y BAJO LAS LEYES DE VALORES DE LOS ESTADOS QUE FORMAN PARTE DE LOS ESTADOS UNIDOS DE AMÉRICA. ESTA LEYENDA SÓLO PODRÁ SER ELIMINADA A DISCRECIÓN DE SOFORA TELECOMUNICACIONES ARGENTINA S.A. (LA “COMPAÑÍA”).

TODA PERSONA QUE ADQUIERA ESTE BONO DE GOCE O UN DERECHO O INTERÉS BAJO EL MISMO, POR ESE SIMPLE HECHO, SE CONSIDERARÁ QUE HABRÁ DECLARADO A FAVOR DE LA COMPAÑÍA QUE CONOCE QUE ESTE BONO DE GOCE HA SIDO OFRECIDO Y VENDIDO BAJO CIERTAS EXENCIONES DE LOS REQUERIMIENTOS DE REGISTRO DE LAS LEYES DE VALORES FEDERALES Y ESTATALES DE LOS ESTADOS UNIDOS DE AMÉRICA. NI LA COMPAÑÍA NI CUALQUIERA OTRA PERSONA TIENE LA OBLIGACIÓN DE REGISTRAR ESTE BONO DE GOCE BAJO LA LEY DE VALORES NI BAJO LAS LEYES DE VALORES DE LOS ESTADOS DE LOS ESTADOS UNIDOS DE AMÉRICA, NI TIENE LA OBLIGACIÓN DE CUMPLIR CON LOS TÉRMINOS Y CONDICIONES PARA OBTENER O MANTENER UNA EXENCIÓN DE REGISTRO BAJO LAS MISMAS.

SEGÚN SE UTILIZAN EN ESTE BONO DE GOCE, LOS TÉRMINOS “TRANSACCIÓN EN EL EXTRANJERO” (OFFSHORE TRANSACTION), “ESTADOS UNIDOS” (UNITED STATES) Y “PERSONA DE ESTADOS UNIDOS” (U.S. PERSON) TENDRÁN EL SIGNIFICADO QUE SE LES ATRIBUYE A DICHOS TÉRMINOS EN LA REGULACIÓN S (REGULATION S) DE LA LEY DE VALORES.

2 .

Ex. A-3

[CONTENIDO DEL DORSO DEL TITULO NOMINATIVO NO ENDOSABLE  DEL BONO DE GOCE CLASE “A”] —TITULO Nro. [  ]

CONDICIONES DE EMISIÓN DEL BONO DE GOCE CLASE “A”

1.             Términos Generales del Bono de Goce Clase “A”

A continuación se describen los términos y condiciones del Bono de Goce Clase “A” de SOFORA TELECOMUNICACIONES S.A. (en adelante “Sofora”, o la “Sociedad”) emitidos conforme a la resolución de la Asamblea General Extraordinaria de Accionistas celebrada el [  ] de [    ] de 2017 (el “Bono de Goce Clase A”).  Los términos y condiciones del  Bono de Goce Clase “A” se denominan “Condiciones de Emisión” y toda referencia a una “Condición” numerada en la presente se refiere a la Condición cuya numeración se corresponde con la prevista en la presente.

El Bono de Goce Clase “A” se emite en forma cartular y tiene la totalidad de los derechos que se detallan específicamente en el presente y en el estatuto social.  La Sociedad llevará el registro de titularidad del  Bono de Goce Clase A y los pagos de dividendos efectuados.  El  titular del Bono de Goce Clase “A” tiene derecho a acceder al registro llevado al efecto, así como a que la Sociedad le expida certificados de los pagos efectuados.

El Bono de Goce Clase “A” tiene derecho al cobro de dividendos por hasta el monto máximo aquí previsto y derecho preferencial al cobro de ese monto de dividendos en los términos que se describen en el presente.

El Bono de Goce Clase “A” es rescatable en cualquier momento, a partir del (i) [      ]3o (ii) se hubiera pagado en concepto de dividendos bajo el Bono de Goce Clase A al menos un monto en dólares estadounidenses equivalente al 60% del monto a la fecha de emisión del Bono de Goce Clase “A” en circulación en ese momento, lo que ocurra último, exclusivamente a opción de la Sociedad en los términos que se describen en el presente.

Sin perjuicio de lo anterior, el Bono de Goce Clase “A” deberá ser rescatado por la Sociedad a los 10 años de su fecha de emisión, abonando a su titular el Valor de Rescate a esa fecha exclusivamente con ganancias realizadas y líquidas de la Sociedad.

El  Bono de Goce Clase “A” no tienen derecho de suscripción preferente o acrecer para la suscripción de nuevas acciones o bonos de goce o participación de ninguna clase o serie.

3  Insertar fecha que ocurra 36 meses después de la emisión del Bono de Goce.

Ex. A-4

2.             Derecho a Dividendos.

El Bono de Goce Clase “A” tendrá derecho a cobrar los dividendos en efectivo que declare la Sociedad, con preferencia y antes que ninguna otra clase de acciones o bonos de goce o participación emitidos por la Sociedad hasta que el monto del Monto  Impago sea igual a cero.  La Sociedad no distribuirá dividendos en especie mientras exista un Monto  Impago bajo el  Bono de Goce Clase “A”.

[Monto  Máximo significa, a cualquier fecha en que deba ser determinado, dólares estadounidenses [4           ] ([En Letras]), más el monto de cualquier Monto  Incremental (en adelante, el “Monto  Máximo”).]5

[Monto  Incremental significa un monto en dólares estadounidenses equivalente a: (i) el [-]% de cualquier Monto  Impago existente al 1ro de junio de cada año calendario, empezando el 1ro de junio de 2019, y (ii) el [  ]% de cualquier Monto  Impago existente al 1ro de junio de 2018 (en adelante, el “Monto  Incremental”).]

[Monto  Impago significa, a cualquier fecha en que deba ser determinado, el monto en dólares estadounidenses del Monto  Máximo vigente a esa fecha menos el monto total agregado de los Monto s Pagados en o antes de esa fecha (en adelante el “Monto  Impago”).]

Montos Pagados significa el monto total agregado en dólares estadounidenses de todos los dividendos pagados al Bono de Goce Clase “A” por la Sociedad en o antes de la fecha en que se realiza la determinación, calculados en dólares estadounidenses al Tipo de Cambio si hubieran sido pagados en Pesos, incluyendo los dividendos pagados como dividendos anticipados en o antes de esa fecha (en adelante los “Montos Pagados”).

En caso que, a opción del titular del Bono de Goce Clase “A”, o debido a la existencia de controles o restricciones cambiarias que no pudieran superarse a través de los mecanismos alternativos de pago en dólares estadounidenses previstos en la Condición 7 (y mientras y solo en la medida en que dichas circunstancias se mantengan), la Sociedad realizara el pago de dividendos a sus accionistas en Pesos, entonces el monto de dólares estadounidenses pagados por la Sociedad bajo el Bono de Goce Clase “A” a efectos del cómputo de los Monto s Pagados se realizará calculando individualmente el monto resultante en dólares estadounidenses para cada pago realizado en Pesos utilizando el Tipo de Cambio aplicable a la fecha de cada pago. Tipo de Cambio significa, a la fecha de pago relevante, (a) el tipo de cambio de Pesos por Dólares estadounidenses publicado por el Banco Central de la República Argentina de conformidad con la Comunicación A-3500 para esa fecha o, si este tipo de cambio dejara de

4  Completar con cifra igual a US$ 249.687.500  menos el Amortization Amount del Bloque A para el Título Nro. 1 y cifra igual a US$ 220.312.500 menos el Amortization Amount del Bloque B para el Título Nro. 2

5  Los conceptos “Monto Máximo”, “Monto Incremental” y “Monto Impago” están sujetos a ajustes al momento de celebrar la asamblea que considere la amortización.

Ex. A-5

existir o fuera reemplazado por otro, el tipo de cambio que publique el Banco Central de la República Argentina o su sucesor para transacciones mayoristas de más de un millón de dólares a esa fecha, o (b) en caso de la existencia de controles o restricciones cambiarias para la adquisición de dólares estadounidenses con Pesos o la transferencia de dólares estadounidenses fuera de Argentina, el tipo de cambio resultante de la Valuación Implícita a esa fecha; (en adelante, el “Tipo de Cambio”).  Valuación Implícita significa, a la fecha en la que se realiza la determinación, el tipo de cambio implícito de Pesos por dólares estadounidenses que resulta de dividir (a) el último precio de cotización en Pesos de Bonos Elegibles registrado en el Mercado Abierto Electrónico S.A. en Buenos Aires por (b) el último precio en dólares estadounidenses de los mismos títulos valores registrado al cierre de las operaciones del día anterior a la misma fecha de determinación en el mercado abierto en la Ciudad de Nueva York, Estados Unidos de América, tomando en consideración en ambos casos los precios publicados por Bloomberg (en adelante, la “Valuación Implícita”). “Bonos Elegibles” significa: los títulos públicos emitidos por la República Argentina y denominados Bonar 2024 que se rigen por ley argentina.

No podrá interpretarse que el Bono de Goce Clase “A” otorga derecho a ningún aumento o reajuste en el monto de dividendos a cobrar o su valor de rescate por causa de cualquier variación en la situación operativa, económica o financiera, regulatoria o legal de la Sociedad o sus subsidiarias. El titular del presente Bono de Goce Clase A mediante la recepción de la entrega del mismo reconoce que (i) las contraprestaciones son, y se considerarán en todo momento, adecuadas y no se verán afectadas por ninguna variación de valuaciones, o por la situación económica, financiera, operativa, regulatoria o legal de la Sociedad, o sus subsidiarias o de cualquier otro modo; y (ii) no están sujetas al artículo 13 inciso 5 de la Ley General de Sociedades Nro. 19.550 o cualquier disposición similar bajo cualquier ley aplicable y, en el supuesto que se considerara sujetas a dicho artículo, de modo alguno se interpretará que los términos del presente Bono de Goce Clase “A” o las transacciones que dieron lugar a su emisión violan el artículo antes mencionado. Adicionalmente, las Partes renuncian a cualquier derecho o reclamo que tengan o puedan tener para invocar el artículo 13 inciso 5 de la Ley General de Sociedades Nro. 19.550, o cualquier disposición similar bajo cualquier ley aplicable en relación con el Bono de Goce Clase A  o las transacciones que dieron lugar a su emisión, para: (a) reclamar o solicitar cualquier medida, orden o sentencia judicial, interlocutoria o definitiva, para restringir, impedir o limitar los derechos y obligaciones bajo el presente Bono de Goce Clase “A”, por cualquier motivo que fuere; (b) anular cualquier derecho u obligación bajo el presente Bono de Goce Clase “A”; y/o (c) requerir una reducción, incremento, o cualquier tipo de ajuste de sus respectivos derechos y obligaciones bajo el mismo.  Además, el titular del Bono de Goce Clase “A” reconoce mediante su aceptación de la entrega del presente que es de la esencia de la emisión del presente Bono de Goce Clase “A” y de las transacciones que dieron lugar a su emisión que el valor de los respectivos derechos y obligaciones de cada una de las partes en dichas transacciones fuera fijado en el momento de acordar dichas transacciones, incluyendo la emisión del Bono de Goce Clase “A” y que, una vez acordada tal valuación, la misma no se vea afectada por ningún hecho sobreviniente, cambio de condiciones, cambios en las valuaciones relativas, o por la situación financiera, operativa, regulatoria o legal de la Sociedad, sus subsidiarias, o de cualquier otro modo.

Los dividendos que la Sociedad decida declarar anualmente deberán ser pagados al Bono de Goce Clase “A” en o antes del 31 de mayo de cada año calendario, con excepción de los dividendos anticipados que pueda distribuir el directorio los cuales serán pagados en la fecha que el directorio disponga.   En ningún caso se podrá interpretar que

Ex. A-6

la Sociedad está obligada a declarar dividendos de ningún tipo, ya sean definitivos o anticipados.  Los derechos previstos bajo el Bono de Goce Clase “A” se refieren exclusivamente al monto de dividendos que la Sociedad decida declarar o distribuir voluntariamente en o durante cada ejercicio a su exclusivo criterio y en la oportunidad que así lo determine.

El Bono de Goce Clase “A” tiene derecho a cobrar los dividendos en efectivo que la Sociedad declare hasta que el Monto  Impago sea igual a cero, con prioridad y preferencia al pago de cualquier suma en efectivo a cualquier otra clase de acciones o bonos de goce o participación, por medio de la cual la Sociedad realice cualquier tipo de distribución de utilidades en efectivo a sus accionistas o titulares de bonos de goce.  En caso que la Sociedad sea absorbida por otra sociedad que sea la continuadora de las actividades de la Sociedad, la preferencia del Bono de Goce Clase “A” se mantendrá solo respecto de aquellas acciones de la sociedad continuadora que reciban los accionistas de Sofora conforme la relación de canje prevista en esa fusión de forma tal que esta preferencia no afecte a los demás accionistas de la sociedad absorbente.

El Bono de Goce Clase “A” no tienen derecho a dividendos por encima de la suma del Monto  Impago.  Una vez que el Monto  Impago sea igual o menor a cero, el Bono de Goce Clase “A” se considerará automáticamente cancelados y sin derecho alguno contra la Sociedad.

3.             Rescate Anticipado Opcional.

El  Bono de Goce Clase “A” podrá ser rescatado en forma total en cualquier momento exclusivamente a opción de la Sociedad a partir del (i) [      ]6o, (ii) la fecha en que se hubieran pagado en concepto de dividendos bajo los Bonos de Goce Clase A un monto en dólares estadounidenses equivalente al 60% del monto a la fecha de emisión del Bono de Goce Clase “A” en circulación en ese momento, lo que ocurra último,  en las fechas que la Sociedad determine, mediante el pago de su Valor de Rescate, tal como se define a continuación.

“Valor de Rescate” significa una suma en dólares estadounidenses equivalente al monto de los Monto s Impagos a la fecha del efectivo pago del rescate al titular del Bono de Goce Clase “A”, libre de toda retención, deducción, impuesto o gravamen.

Procedimiento para el Rescate Anticipado: Dentro de los 30 días posteriores a la fecha de tomar la resolución de realizar el rescate anticipado opcional del Bono de Goce Clase “A”, la Sociedad cursará una notificación al tenedor del Bono de Goce Clase “A” por carta certificada dirigida al último domicilio de dicho titular del Bono de Goce Clase “A” registrado en su Registro de Acciones. Dicha notificación (el “Aviso de Rescate”) contendrá las siguientes indicaciones: (1) que la Sociedad ha decidido ejercer su derecho de rescatar totalmente en forma anticipada el Bono

6  Insertar fecha que ocurra 36 meses después de la emisión del Bono de Goce.

Ex. A-7

de Goce Clase A; (2) la “Fecha de Rescate Anticipado”, que no será antes de los 5 días siguientes ni después de los 30 días siguientes de la fecha del Aviso de Rescate; y (3) que el Bono de Goce Clase “A” serán cancelados en de la Fecha de Rescate Anticipado.

4.             Emisión de Nuevas Acciones o Bonos de Goce de Otras Clases.

El Bono de Goce Clase “A” no tendrán derecho de suscripción preferente o acrecer respecto de la suscripción de nuevas acciones o bonos de goce de cualquier clase. La Sociedad no podrá emitir bonos de goce o instrumentos similares que tengan preferencia al  Bono de Goce Clase “A” respecto de los dividendos sobre los cuales recae la preferencia del los Bono de Goce Clase “A”.   En ningún caso podrá interpretarse que el Bono de Goce Clase “A” restringe la capacidad de la Sociedad para contraer endeudamiento en cualquiera de sus formas o modalidades o que contraer dicho endeudamiento pudiera constituir una violación de los términos del  Bono de Goce Clase “A”.

5.             Emisión de Nuevos Bonos de Goce Clase “A”.

No se podrán emitir nuevos Bonos de Goce Clase “A” por encima de US$ 470.000.0007   excepto que sea con el previo consentimiento de dos tercios del total del Bono de Goce Clase “A” en circulación en dicho momento, manifestado por escrito o en una asamblea especial de Bonos de Goce Clase “A” celebrada de conformidad con el artículo 250 de la Ley de Sociedades.

6.             Derecho al Producido en la Liquidación.

En caso de liquidación de la Sociedad por el vencimiento del término legal de existencia, o la liquidación obligatoria de la Sociedad (cualquiera de ellas, una “Liquidación”), el Bono de Goce Clase “A” tendrá derecho a recibir del producido de la liquidación un monto equivalente a los Monto s Impagos luego de que las acciones de la Sociedad, cualquiera sea su clase, hayan recibido el monto del valor nominal de sus acciones.  Una vez cobrados íntegramente los Monto s Impagos en su totalidad, el Bono de Goce Clase “A” no otorgará derecho a participar en ninguna otra distribución, sea durante el devenir normal de la Sociedad o en su Liquidación.  El Bono de Goce Clase “A” no tendrán derecho a ningún producido de liquidación, dividendo de liquidación o concepto análogo o similar en caso de la disolución de la Sociedad al ser absorbida por otra que resulte su continuadora por fusión.

7.             Lugar y Moneda de Pago.

7  Solo se puede emitir el bono de goce adicional correspondiente al bloque B

Ex. A-8

Todos los pagos adeudados al Bono de Goce Clase “A” en virtud de estas Condiciones de Emisión se harán mediante transferencia de las sumas en dólares estadounidenses que se adeuden a las cuentas que dichos titulares hayan indicado previamente a la Sociedad con una anticipación de al menos 10 días hábiles antes del pago.  En caso de haber indicado una cuenta a esos efectos con la debida anticipación antes de un pago, los demás pagos podrán ser realizados a la misma cuenta salvo notificación en contrario con la misma anticipación antes mencionada.

Los pagos que correspondan conforme a las presentes Condiciones de Emisión deben ser realizados en dólares estadounidenses de libre disponibilidad.

En caso de existir restricciones de cambio que restrinjan o impidan la transferencia de dólares estadounidenses fuera del país, la Sociedad utilizará todos los medios legalmente disponibles para efectuar los pagos bajo el Bono de Goce Clase “A” en dólares estadounidenses de libre disponibilidad puestos en la plaza de la Ciudad de Nueva York, Estados Unidos de América, incluyendo: i) la utilización de fondos de libre disponibilidad situados fuera de Argentina, o ii) la compra de títulos públicos o privados denominados en moneda extranjera y su venta fuera del país por su contravalor en dólares estadounidenses.

Si debido a restricciones de cambio que restrinjan o impidan la transferencia de dólares estadounidenses fuera del país no pudiese realizarse el pago mediante ninguno de los mecanismos mencionados en los puntos (i) y (ii) del párrafo precedente, y la Sociedad realizara el pago en Pesos, el monto así pagado en Pesos a los efectos del cómputo del Monto  Pagado será calculado en dólares estadounidenses al Tipo de Cambio vigente en la fecha de dicho pago.  La posibilidad de pagar en Pesos sumas bajo el Bono de Goce Clase “A” solo se mantendrá en la medida que las circunstancias que lo habilitan se mantengan.

La Sociedad reconoce que el pago de dividendos bajo el Bono de Goce Clase “A” se hará en dólares estadounidenses y fue una condición esencial para su emisión y que la determinación de dicha moneda no afecta el orden público sino que es plenamente válida en el marco de la autonomía de la voluntad de las partes.

La Sociedad renuncia en forma irrevocable a invocar la aplicación de cualquier ley, decreto, regulación, norma o legislación que tuviese el efecto de impedir o evitar que los titulares de Bonos de Goce Clase “A” reciban el pago de dividendos bajo los mismos en dólares estadounidenses conforme las Condiciones arriba establecidas, si al mismo tiempo no invocan las mismas circunstancias para el pago de dividendos de la Sociedad en moneda extranjera a sus accionistas. Sin que implique una limitación a lo dispuesto en la oración precedente de este apartado, la Sociedad renuncia a invocar la teoría de la imprevisión, fuerza mayor, o a invocar el artículo 765 in fine del Código Civil y Comercial de la Nación, sin poder liberarse de la obligación de pago bajo los Bonos de Goce Clase “A” dando el equivalente en moneda de curso legal o cualquier otra especie.

Todos los pagos que realice la Sociedad a los titulares del Bono de Goce Clase “A” se realizarán sin deducciones o retenciones impositivas, salvo que las leyes aplicables exijan lo contrario. Si la ley aplicable exigiese que esos pagos sufrieran alguna deducción o retención impositiva a ser realizada por la Sociedad, la Sociedad realizará esa deducción o retención y depositará el importe deducido o retenido a las autoridades pertinentes de conformidad con la ley aplicable. En ese caso, a los efectos del cómputo del Monto  Impago, solo se computarán como Montos

Ex. A-9

Pagados los montos efectivamente percibidos por los titulares del Bono de Goce Clase “A” en las cuentas indicadas por estos para recibir los pagos realizados por la Sociedad, netos de las retenciones o deducciones efectuadas.  Asimismo, en caso que cualquier parte o porción de los importes deducidos o retenidos por la Sociedad hayan sido efectivamente utilizados o computados como crédito, deducción de la base imponible, pago de impuestos o cualquier otro beneficio de naturaleza tributaria en otra jurisdicción el monto de los importes así utilizados será considerado como un Monto  Pagado.

8.             Modificación de las Condiciones de Emisión.

Cualquier modificación a las Condiciones deberá ser aprobada previamente por (i) una asamblea especial de Bonos de Goce Clase A que se regirá por las reglas previstas para las asambleas especiales referidas en el artículo 250 de la Ley 19.550 y sus modificatorias, o (ii) el consentimiento favorable manifestado por escrito por titulares del Bono de Goce Clase “A” que representen al menos dos tercios de su valor nominal.

9.             Ley Aplicable y Jurisdicción.

La Ley 19,550, y sus modificatorias, regirá la capacidad de la Sociedad para emitir el Bonos de Goce Clase “A” y los requisitos para que califique como tal bajo los artículos 228 y 223, inciso 3, de dicha ley.  Todos los demás aspectos relacionados al  Bono de Goce Clase “A”, incluyendo sus obligaciones de pago, se regirán por la ley del Estado de Nueva York, Estados Unidos de América.  Cualquier disputa relacionada con la interpretación o aplicación de las condiciones de emisión del  Bono de Goce Clase “A” será sometida exclusivamente a la jurisdicción de los tribunales estatales o federales con asiento en la Ciudad de Nueva York, Estados Unidos de América.

Ex. A-10

[Fecha]

[•]	[•]
Presidente	Síndico

Ex. A-11

REGISTRO DE TITULARES DEL BONO DE GOCE CLASE “A”

APELLIDO Y NOMBRE O DENOMINACION DEL TITULAR DEL BONO DE GOCE INSCRIPTO EN EL REGISTRO DE ACCIONES DE LA SOCIEDAD	Nº Y TIPO DOC. IDENT. O DATOS INSCRIPCION REGISTRAL	NUMERO DE C.U.I.T., o clave de identificación tributaria en el extranjero	DERECHOS REALES QUE GRAVAN LOS BONOS DE GOCE	FECHA ANOTACION EN EL REGISTRO DE ACCIONES	FIRMA AUTOGRAFA Y SELLO DE REPRESENTANTE LEGITIMADO
W de Argentina Inversiones S.A.	[•]	[•]			[•] Presidente

REGISTRO DE DIVIDENDOS PAGADOS AL BONO DE GOCE CLASE “A”

APELLIDO Y NOMBRE O DENOMINACION DEL TITULAR DEL BONO DE GOCE INSCRIPTO EN EL REGISTRO DE ACCIONES DE LA SOCIEDAD	Nº Y TIPO DOC. IDENT. O DATOS INSCRIPCION REGISTRAL	NUMERO DE C.U.I.T. o clave de identificación tributaria en el extranjero	MONTO DE DIVIDENDOS PAGADOS	FECHA DE PAGO	FIRMA AUTOGRAFA Y SELLO DE REPRESENTANTE LEGITIMADO
[•]	[•]	[•]			[•] Presidente

Ex. A-12

Exhibit B

FORM OF RESIGNATION LETTERS

[Amortization Date]

Señor

Presidente del Directorio

[Compañía]

[Dirección]

Ciudad Autónoma de Buenos Aires

PRESENTE

De mi consideración:

En mi carácter de [Director/Síndico] [Titular/Suplente] de [Razón Social] (la “Sociedad”) me dirijo a Ud. A fin de comunicarle que, con efecto inmediato a partir del día de la fecha, renuncio en forma indeclinable a mi cargo de [Director/Síndico] [Titular/Suplente] de la Sociedad, dejando constancia que renuncio a percibir todo y cualquier honorario, pago o compensación por cualquier concepto que pudiera corresponderme desde la fecha de mi designación en el cargo arriba mencionado hasta la fecha de mi renuncia, sin perjuicio de los que ya  hubieran sido percibidos al día de la fecha sea con carácter de provisorios o definitivos y de los devengados y no percibidos a la fecha.

Asimismo, dejo constancia que: (i) nada tengo que reclamar contra la Sociedad por concepto alguno; y (ii) a todo evento, renuncio irrevocablemente al ejercicio contra la Sociedad de cualquier acción, derecho o reclamo que me pudiera corresponder con causa en cualquier hecho, acto o cualquier otro concepto incurrido o producido con anterioridad a mi renuncia, excepto por cualquier acción, derecho o reclamo en virtud de la indemnidad que me fuera otorgada por la Sociedad y lo detallado en el párrafo anterior.

Consecuentemente, solicito se tome nota de mi renuncia, dejándose constancia de que la misma no es intempestiva ni dolosa, y se comunique la misma a los accionistas de la Sociedad a fin de ser considerada en la próxima asamblea que se celebre.

Sin otro particular, saludo a Ud. Muy atentamente,

Nombre:

Cargo:

Ex. B-1

Exhibit C

FORM OF MUTAL RELEASE AND DISCHARGE

This MUTUAL RELEASE AND DISCHARGE (the “Mutual Release and Discharge”), dated as of [•], 2017, is entered into by and among W de Argentina — Inversiones S.A. (formerly W de Argentina — Inversiones S.L.), a company duly organized and existing under the laws of the Kingdom of Spain with its registered office at Calle Emilio Calzadilla no. 5, 3° Piso, Santa Cruz de Tenerife, Spain (the “Minority Shareholder”); Los W S.A., a company duly organized and existing under the laws of Argentina with its registered office at Avenida Madero 900, 10th Floor, Buenos Aires, Argentina (“Los W”); and Messrs. Daniel Werthein (Argentine citizen ID number 4,548,122), Adrián Werthein (Argentine citizen ID number 10,155,697), Gerardo Werthein (Argentine citizen ID number 11,802,966) and Darío Werthein (Argentine citizen ID number 17,332,652) (collectively, the “Los W Controlling Shareholders,” and together with the Minority Shareholder and Los W, the “Los W Parties”); Fintech Telecom, LLC, a company duly organized and existing under the laws of Delaware (the “Controlling Shareholder”); and Sofora Telecomunicaciones S.A., a company duly organized and existing under the laws of Argentina (“Sofora”). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Share Amortization Agreement (as defined below).

The Minority Shareholder, Los W, the Los W Controlling Shareholders, the Controlling Shareholder and Sofora are referred to in this Mutual Release and Discharge collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Parties have entered into a share amortization agreement, dated as of the date hereof (the “Share Amortization Agreement”);

WHEREAS, the Los W Parties and the Controlling Shareholder are also parties to the 2010 Amended and Restated Shareholders’ Agreement entered into as of August 5, 2010, as amended further on October 13, 2010, on March 9, 2011, on November 13, 2013 and on October 24, 2014 (the “Shareholders’ Agreement”), pursuant to which the Los W Parties and the Controlling Shareholder have agreed to the manner in which they will exercise their respective shareholder rights in Sofora, including their shareholder rights over matters with respect to the Telecom Group;

WHEREAS, the Parties agree that the “W Representatives” or “W Representative” shall mean (1) the Resigning Directors and Officers (as defined in the Share Amortization Agreement) and (2) the individuals appointed as director, syndics or officers of any of the TEO Companies by the Minority Shareholder or at its request pursuant to the Shareholders Agreement, in each case as set forth in Schedule I attached hereto; provided that Messrs. José Carlos Cura and Juan I. Cosentino shall not be deemed, for purposes of this Mutual Release and Discharge, as individuals nominated or appointed, directly or indirectly, by the Minority Shareholder.

WHEREAS, effective as of the Minority Shareholder ceasing to be a holder of Block A Shares (the “Block A Transaction”), Sofora and the Controlling Shareholder (together with

Ex. C-1

their respective Affiliates, including the TEO Companies, and their respective directors, officers, and supervisory committee members, excluding the Resigning Directors and Officers, the “Controlling Shareholder Group”), on the one hand, and the Los W Parties (together with their respective Affiliates, directors, officers and supervisory committee, including the W Representatives, the “Los W Parties Group”), on the other hand, each intend to release, discharge and hold harmless the other, effective as of the date of the Block A Transaction, from all liability under, and waive any claims related to or arising out of, (1) their capacity as directors, supervisory committee members, or officers of TEO Companies, (2) as direct or indirect shareholders of the TEO Companies, and/or (3) the Shareholders’ Agreement, in each case that are based on facts, conditions, actions or omission (known or unkown) that have existed or occurred at any time prior to or after the date of the Block A Transaction, except for any claim arising out of a Party’s breach of any of the Amortization Documents to which it is a party; and

WHEREAS, the Los W Parties and the Controlling Shareholder entered into the Amendment No. 4 to the 2010 Amended and Restated Shareholders’ Agreement, dated as of the date hereof, (the “SHA Amendment”).

NOW THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.              Mutual Release. Each of the Los W Parties Group, on the one hand, and the Controlling Shareholder Group, on the other hand, for itself and its successors and assigns (collectively, the “Releasing Party”) hereby, effective upon the Block A Transaction, irrevocably and unconditionally, releases, acquits, forever discharges and covenants not to, and also to cause its affiliates not to, sue, facilitate, procure or induce any suit, or assign or transfer rights in respect of, or participate in any actions against the Controlling Shareholder Group or the Los W Parties Group, respectively (collectively, the “Releasees,” and each individually, a “Releasee”), jointly and severally, from and with respect to any and all actions, causes of action, suits, liabilities, obligations, claims, and demands, of whatsoever kind and nature, character and description, whether in law or in equity, whether sounding in tort, contract or law, whether asserted or unasserted, whether known or unknown, of which the Releasing Party has or may have a claim, from the beginning of time, now, or in the future against any Releasee arising from any event, transaction, matter, circumstance or fact related to (i) their capacity and/or performance as director, member of the supervisory committee members and/or officer of any TEO Companies, (ii) their direct or indirect equity participation in Sofora or in any other TEO Company and any rights or obligations arising under, or as a result of any ownership or acquisition of, any securities issued by the TEO Companies or any depositary share or other instrument representing such securities (other than the Certificate); (iii) the management of Sofora or of any other TEO Company and its direct and indirect subsidiaries, including without limitation any decision presented or approved at any time at any meeting of the board of directors or the shareholders of any class of shares of any TEO Company; or (iv) any breach of the Shareholders’ Agreement or of the by-laws of Sofora or of any TEO Company, in each case of clause (i) through (iv), whether

Ex. C-2

occurring prior to, on or after the date of the Block A Transaction; provided, however, that the foregoing shall not prevent any Party or its affiliates from complying with any law, court order, presenting any defense in any proceeding, or from providing information, taking part in a deposition, testifying, whenever formally requested, notified or ordered to do so by governmental authority or in any judicial or administrative or regulatory or self-regulatory proceeding that has been advised by legal counsel and is validly issued by a competent governmental authority.

Notwithstanding the foregoing, nothing herein shall release any Party from claims arising pursuant to or under the terms of the Amortization Documents.

For the avoidance of doubt, the Releasing Party intends its release to be general and comprehensive in nature and to release all claims and potential claims against the Releasees to the maximum extent permitted at applicable law with respect to the matters covered thereby.

2.              Limitation on Mutual Release. The mutual release in Section 2 above shall not extend to any breach by any Releasees of their respective obligations under (i) any Amortization Document, including without limitation the Block A Certificate, the Block B Certificate,this Mutual Release and Discharge and the SHA Amendment, and (ii) a Party’s willful breach of its obligations under the Shareholders’ Agreement oocurring between the date hereof and the date of the Block A Transaction.

3.              Jurisdiction; Process Agent. Each of the Parties hereby agrees that any suit, action or proceeding against any other Party, any affiliate thereof or its or their directors, officers, employees or agents, arising out of or based upon this Mutual Release and Discharge or the actions contemplated hereby may be instituted in any State or Federal court in The City of New York, New York, and waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Parties hereby appoints CT Corporation (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, NY 10011, as its agent to receive on behalf of itself and its property, service of copies of all writs, claims, process, complaint, summonses and any other process that may be served in any legal or other proceeding brought with respect to matters arising from, or relating to, this Mutual Release and Discharge or the actions contemplated hereby, and agrees to promptly appoint a successor Process Agent in the City of New York (which appointment the successor Process Agent shall accept in writing prior to the termination for any reason of the appointment of the initial Process Agent). In any such legal or other proceeding, such service may be made on the Parties by delivering a copy of such process to it in care of the appropriate Process Agent at such Process Agent’s address. Nothing in the Agreement shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

4.              Governing Law; Binding Effect.  This Mutual Release and Discharge, the legal relations between the Parties and any active or pending action, complaint, petition,

Ex. C-3

investigation, suit, litigation or other proceeding, whether civil, administrative or criminal, in law or in equity, or before any public authority, whether contractual or non-contractual, instituted by any Party with respect to matters arising under or growing out of or in connection with or in respect of this Mutual Release and Discharge shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the General Obligations Law of the State of New York) applicable to contracts made and performed in such State and without regard to conflicts of law or private international law rules.  It is intended by the Parties that this Mutual Release and Discharge be a binding commitment and impose legal obligations on the Parties, including any of their successors, assigns or designees.

5.              WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS MUTUAL RELEASE AND DISCHARGE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.              Amendment and Modification.  This Mutual Release and Discharge may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the Parties expressly stating that such instrument is intended to amend, modify or supplement this Mutual Release and Discharge.

7.              Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, faxed, sent by electronic mail with receipt requested or sent by an overnight courier service, such as Federal Express, to the Parties at the following addresses (or at such other address for a Party as shall be specified by such Party by like notice):

If to the Los W Parties:

W de Argentina — Inversiones S.A.
Av. Eduardo Madero 900, Piso 10,
C1106ACV—Buenos Aires,
Argentina
Tel.: (54 11) 4316 9000
Fax: (54 11) 4316 9079
Attn.: Gerardo Werthein
Cc.: Eduardo Bauer
Email: ebauer@angelillo-bauer.com.ar

If to Fintech Telecom, LLC, to:

Fintech Telecom, LLC
375 Park Avenue, 38th Floor
New York, NY 10152
Attn: J.R. Rodriguez

Ex. C-4

Email: jrr@fintechadv.com

Copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attn: Richard Cooper and Adam Brenneman
Email: rcooper@cgsh.com; abrenneman@cgsh.com

If to Sofora Telecomunicaciones S.A. to:

Alicia Moreau de Justo, Piso 13
Buenos Aires, Argentina
Tel.: (54 11) 5236 4400
Fax: (54 11) 5236 4401
Attn.: Mr. President of the Board
Cc.: Saturnino Jorge Funes
Email: saturnino.funes@egfa.com.ar

8.              Severability.  Any term or provision of this Mutual Release and Discharge that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the Parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

9.              Headings.  The titles and headings to sections contained in this Mutual Release and Discharge are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Mutual Release and Discharge.

10.       Third Party Beneficiaries.  Other than as explicitly set forth herein, this Mutual Release and Discharge is not intended to confer any rights or remedies upon any Person other than the Parties.

11.       Equitable Relief.  It is hereby agreed and acknowledged by the Parties that money damages may be an inadequate remedy for a failure to comply with any of the obligations imposed by this Mutual Release and Discharge and that, in the event of any such failure, an aggrieved Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at law or in equity) to injunctive relief, including specific

Ex. C-5

performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Mutual Release and Discharge, none of the Parties shall raise the defense that there is an adequate remedy at Law.

[Remainder of this page is intentionally blank]

Ex. C-6

IN WITNESS WHEREOF, this Mutual Release and Discharge has been duly executed and delivered by the undersigned the Parties as of the date first above written.

Fintech Telecom, LLC

By:
Name:
Title:

Sofora Telecomunicaciones S.A.

By:
Name:
Title:

W de Argentina — Inversiones S.A.

By:
Name:
Title:

Los W S.A.

By:
Name:
Title:

Los W Controlling Shareholders

Dario Werthein	Daniel Werthein

Adrian Werthein	Gerardo Werthein

Ex. C-7

Schedule I

LIST OF ADDITONAL W REPRESENTATIVES

The following individual shall be considered the only additional individuals appointed by the Minority Shareholder or at its request pursuant to the Shareholders Agreement, as director, syndics or officers of any of the TEO Companies at any time prior to the date hereof:

ARCUCCI, Ricardo Antonio

ARECHA, Tomás José

BARREIRO, Marcelo Gustavo

BAUER, Eduardo Federico

BAUER, Horacio Walter

BIONDI, Mario

CANOVA, Osvaldo Héctor

FELDBERG, Guillermo

FERREIRO, Ricardo Alberto

FERREIRO, Ricardo Agustín

GINNETTY, Pablo

GRIFFI, Agustín

GRILLO, Leopoldo Benito

IBARRA, Raúl Vicente

JUNCAL, Carlos Manuel Félix

LOMBARDI, Carlos Eduardo

LONCARICA, Jorge Esteban

MACEK, Esteban Gabriel

MALETTA, Mirta Silvia

MAQUIEIRA, Alberto Guillermo

MARGES, Fabiana Leticia

MIRANDA, Raúl Antonio

MOSI, Rubén Osvaldo

NAVEYRA, Julio Pedro

PEREZ RUIZ, Ricardo

POU QUEIROLO, Martín Gabriel

PRIETO, Gerardo

REMAGGI, Luis Alberto

ROVEGNO, Julio Víctor

TARANTINO, Pablo Rodrigo

WERTHEIN, Adrián

Ex. C-8

WERTHEIN, Daniel

WERTHEIN, Darío

WERTHEIN, Gerardo

WERTHEIN, Leo (deceased)

Ex. C-9

Exhibit D

FORM OF LOS W SUPPORT LETTER

Fintech Telecom, LLC
375 Park Avenue, 38th Floor

New York, NY 10152

[•], 2017

Dear Sirs:

Reference is made to that certain share amortization agreement, dated as of the date hereof (the “Share Amortization Agreement”), among Fintech Telecom, LLC, a company duly organized and existing under the laws of Delaware (“Fintech”), W de Argentina — Inversiones S.A. (formerly W de Argentina — Inversiones S.L.), a company duly organized and existing under the laws of the Kingdom of Spain with its registered office at Calle Emilio Calzadilla no. 5, 3° Piso, Santa Cruz de Tenerife, Spain (the “Minority Shareholder”) and Sofora Telecomunicaciones Argentina S.A., a company duly organized and existing under the laws of Argentina (the “Company” or “Sofora”).

The Minority Shareholder, Los W S.A. (“Los W”) and Messrs. Daniel Werthein, Adrián Werthein, Gerardo Werthein and Darío Werthein (collectively, “Los W Controlling Shareholders”) are referred to in this letter collectively as “Los W Parties” or individually as a “Los W Party.”   The Los W Parties and the Controlling Shareholder are the “Parties.” Capitalized terms used but not defined in this agreement (this “Letter Agreement”) shall have the meaning given to them in the Share Amortization Agreement.

1.                                      Each of the Los W Parties, as applicable, hereby covenants and agrees that, in consideration of the mutual agreement of the Parties to enter into (or cause to be entered into) the Amortization Agreement:

(a)                                 the Minority Shareholder shall not sell or solicit or consider offers for the sale of their direct or indirect interest in Sofora, and the Los W Controlling Shareholders shall not sell or solicit or consider offers for the sale of their direct or indirect interest in the Minority Shareholder (other than transfers (i) among the Los W Controlling Shareholders, and (ii) pursuant to the SHA Amendment) until the Long Stop Date;

(b)                                 all information, in whatever form received by any Los W Party or the Company or any TEO Company, other than information that (i) is or becomes published or is otherwise available in the public domain through no wrongful act by it or any of its representatives, (ii) is required to be disclosed by order of a competent court or regulatory body, or (iii) is approved for release by prior express written authorization by the Company, shall be

Ex. D-1

maintained strictly confidentially by such Person and not disclosed to any other party for a period of eight (8) years from the Block A Amortization Date; and

(c)                                  the Company would likely suffer significant harm from their competing with the Company, and accordingly, agree that for a period of two (2) years after the Block A Amortization Date, such Person shall not become a member of the senior management or board of directors of, and shall not make any investments (other than investments in mutual or similar funds) in, any company primarily engaged  in providing (i) mobile, landline or internet telecommunication services to the general public (including individuals, governmental and corporate entities) or (ii) satellite and cable television services to the general public (including individuals, governmental and corporate entities), in Argentina or Paraguay (the “Competing Business”); provided, that nothing in this paragraph (c) shall preclude any of Los W Parties and any of their respective affiliates from acquiring or owning (1) publicly-traded shares of any Person engaged in a Competing Business if, as a result of such acquisition, the Los W Parties would not be required to publicly disclose such acquisition or ownership (whether with the U.S. Securities and Exchange Commission and/or the respective Comisión Nacional de Valores in Argentina and Paraguay), or (2) indebtedness represented by instruments issued a company engaged in a Competing Business that clear through the Depositary Trust and Clearing Corporation, Euroclear, Clearstream, Caja de Valores or a similar national or international clearing system in an amount that, after giving effect to any voting or other arrangements, would not allow any Los W Parties (individually in the aggregate) to consent to amendments, waivers or modifications to such indebtedness or to accelerate such indebtedness upon an event of default thereunder, and provided further, for the avoidance of doubt that Competing Business shall not be deemed to include any (i) radio broadcasting services, (ii) television networks, programs, stations and contents, (iii) Telcosur S.A., (iv) submarine fiber optic cable systems and submarine fiber optic cable systems-related infrastructure, services and products, and (v) underground fiber optic cable systems and underground fiber optic cable systems-related infrastructure, services and products, in the case of this paragraph (v) to the extent such systems-related infrastructure services or products are not provided directly to retail consumers or users (including corporate and government entities); and

(d)                                 from the Block A Amortization until three (3) years after the Minority Shareholder ceases to be a holder of the Shares, the Los W Parties shall not, directly or indirectly (by itself or through its affiliates, advisors, agents, brokers or attorneys or by encouraging or financing any third parties, or otherwise):

(i)                                     challenge the acquisition by the Controlling Shareholder or its affiliates or transferees of its controlling interest in Sofora or its direct or indirect interest in any other TEO Company, or any other actions it may take in respect of a tender offer for any securities issued by a TEO Company or any depositary share or other instrument representing such securities;

(ii)                                  vote against or take any action to challenge or frustrate any decisions or proposals (other than decisions or proposals that breach the obligations of the Company or the Controlling Shareholder under the Amortization Documents) presented by the Controlling Shareholder, any TEO Company or their respective affiliates or transferees to the board of directors or

Ex. D-2

shareholders of any TEO Company, including the Merger and any Paid TV Transaction (for the avoidance of doubt, this Paragraph 1(d)(ii) shall not require the Los W Parties, directly or indirectly, to take any affirmative action); or

(iii)                               take any action to challenge or frustrate any proposal or resolution (other than proposals or resolutions that breach the obligations of the Company or the Controlling Shareholder under the Amortization Documents) presented or taken by the Controlling Shareholder, any TEO Company or their respective affiliates or transferees in respect of any securities issued by a TEO Company or any depositary share or other instrument representing such securities, including any tender offer or acquisition with respect to the same (for the avoidance of doubt, this Paragraph 1(d)(iii) shall not require the Los W Parties, directly or indirectly, to take any affirmative action).

2.                                      Each of the Parties hereby agrees that any suit, action or proceeding against any other Party, any affiliate thereof or its or their directors, officers, employees or agents, arising out of or based upon this Letter Agreement or the actions contemplated hereby may be instituted in any State or Federal court in The City of New York, New York, and waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Parties hereby appoints CT Corporation (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, NY 10011, as its agent to receive on behalf of itself and its property, service of copies of all writs, claims, process, complaint, summonses and any other process that may be served in any legal or other proceeding brought with respect to matters arising from, or relating to, this Letter Agreement or the actions contemplated hereby, and agrees to promptly appoint a successor Process Agent in the City of New York (which appointment the successor Process Agent shall accept in writing prior to the termination for any reason of the appointment of the initial Process Agent). In any such legal or other proceeding, such service may be made on the Parties by delivering a copy of such process to it in care of the appropriate Process Agent at such Process Agent’s address. Nothing in this Letter Agreement shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

3.                                      This Letter Agreement may not be amended or otherwise modified without the prior written consent of each of the Parties hereto. Each of the Parties acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Letter Agreement were not performed in accordance with its specific terms or were otherwise breached and further agrees that the other Parties shall be entitled to an injunction, specific performance and any other remedy to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. The Parties further agree not to oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (i) the other Parties have an adequate remedy at law or (ii) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity.

4.                                      This Letter Agreement, the legal relations between the Parties and any active or pending action, complaint, petition, investigation, suit, litigation or other proceeding, whether

Ex. D-3

civil, administrative or criminal, in law or in equity, or before any public authority, whether contractual or non-contractual, instituted by any Party with respect to matters arising under or growing out of or in connection with or in respect of this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the General Obligations Law of the State of New York) applicable to contracts made and performed in such State and without regard to conflicts of law or private international law rules.  It is intended by the Parties that this Letter Agreement be a binding commitment and impose legal obligations on the Parties, including any of their successors, assigns or designees.

5.                                      EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Ex. D-4

Very truly yours,

FINTECH TELECOM, LLC

By:
Name:
Title:

Ex. D-5

Exhibit E

FORM OF AMENDMENT TO BY-LAWS

SOFORA TELECOMUNICACIONES S.A. ACTA DE ASAMBLEA GENERAL EXTRAORDINARIA UNÁNIME.

Acta de Asamblea General Extraordinaria N° [•]: [CONSIDERACIONES USUALES PARA LA APERTURA DE LA ASAMBLEA. POR EJEMPLO: En la Ciudad de Buenos Aires, a los [•] días del mes de [    ], siendo las [  ] horas, se constituye en primera convocatoria la Asamblea Extraordinaria Unánime de Accionistas de SOFORA TELECOMUNICACIONES S.A. (en adelante “Sofora” o la “Sociedad”) en la sede social de la Sociedad. Se cuenta con la presencia de [dos] accionistas que [concurren por representación] y que son titulares en conjunto de 439.702.000 acciones ordinarias, cartulares, de $1 de valor nominal cada una, con derecho a igual cantidad de votos y que, según consta al Folio N° [•] del Libro de Depósito de Acciones y de Registro de Asistencia a Asambleas Generales, representan el 100% del capital social y votos de la Sociedad y habiendo anticipado los accionistas su intención de adoptar las resoluciones por unanimidad, revistiendo la presente Asamblea el carácter de unánime en los términos del artículo 237, último párrafo de la Ley 19.550, por lo que no se realizaron las publicaciones de la convocatoria. [Asisten al acto los Directores titulares y suplentes y miembros de la Comisión Fiscalizadora que firman al pie].

[Preside la reunión el Sr. [Saturnino J. Funes], en su carácter de presidente del directorio de la Sociedad, quien habiendo constatado la asistencia de la totalidad de las acciones que representan el capital social, declara abierto el acto y pone a consideración el primer punto del Orden del Día]: 1) “Designación de las personas que firmarán el acta de la Asamblea”. Al respecto, el Sr. Presidente propone que el acta a labrarse de la presente Asamblea sea suscripta por los representantes de los accionistas Fintech Telecom LLC y W de Argentina— Inversiones S.A.. Puesta la moción a consideración de los presentes, la misma resulta aprobada por unanimidad de votos de las acciones de la Sociedad.

[CONSIDERACION DEL SEGUNDO PUNTO DEL ORDEN DEL DIA ]2) “Modificación del Estatuto Social de la Sociedad”. [Palabras del presidente para poner a  consideración] de los accionistas la  reforma de los Artículos CUARTO y QUINTO del Estatuto Social.  De conformidad con la reforma propuesta, el nuevo texto de los Artículos CUARTO y QUINTO quedaría redactado de la siguiente forma: “ARTICULO CUARTO: El capital social es de $439.702.000 representado por 439.702.000 acciones ordinarias, cartulares, nominativas no endosables, de $1 valor nominal cada una con derecho a un voto por acción. El capital podrá ser aumentado por decisión de la Asamblea ordinaria hasta un quíntuplo de su monto conforme lo establece el artículo 188 de la Ley 19.550. Los titulares de acciones ordinarias gozarán del derecho preferente a la suscripción de nuevas acciones en proporción a las que posean, y del derecho de acrecer en proporción a las acciones suscriptas en cada oportunidad en proporción a las acciones que no hubieran sido suscriptas por los demás accionistas. Los accionistas deberán hacer saber a la Sociedad, dentro del plazo legal y en forma fehaciente y por escrito en oportunidad de ejercer el derecho de preferencia, su voluntad de acrecer especificando los alcances del ejercicio de tal derecho en el caso que deseen suscribir una mayor o menor cantidad de acciones de las que les correspondieran en proporción a sus tenencias. En el supuesto de existir varios accionistas que deseen suscribir una mayor cantidad de

Ex. E-1

acciones, el remanente se distribuirá en proporción a las acciones que haya suscrito en ejercicio del derecho de preferencia en esa emisión. Cumplido el plazo para el ejercicio de los derechos de preferencia y de acrecer, la Sociedad podrá ofrecer el remanente no suscripto a cualquier persona, accionista o no.  Ni los bonos de goce ni sus titulares tendrán derecho de preferencia o acrecer ni derecho a la suscripción de nuevas acciones de cualquier clase o de cualquier clase de bonos de goce o participación.

ARTÍCULO QUINTO: Las acciones serán nominativas, cartulares o escriturales, no endosables, ordinarias o preferidas, según se decida en cada emisión, se suscribirán e integrarán en las oportunidades, formas y condiciones que determine la Asamblea, salvo en los casos en que ésta decidiese delegar en el Directorio la determinación de la oportunidad, forma y condiciones de pago y toda otra característica relacionada con la emisión que las normas en vigor permitan delegar. La Sociedad podrá emitir acciones preferidas con las características que la asamblea determine, dentro de las admisibles de conformidad con la ley y las normas en vigor. Podrán ser rescatables a opción de la Sociedad, del accionistas o de ambos, sólo con utilidades líquidas y realizadas o con reservas disponibles, o no rescatables, con dividendo fijo o no, calculable según índice y modalidades que se establecerán en cada caso, con voto únicamente en las cuestiones que imperativamente dispone la Ley de Sociedades número 19.550 y sus modificatorias, o en los casos, forma y condiciones que establezca la Asamblea a la época de la emisión.  Podrá también fijárseles una participación adicional en las ganancias y reconocérseles o no derecho en el reembolso del capital en la liquidación de la Sociedad. La Asamblea Extraordinaria podrá decidir la emisión de bonos de goce de conformidad con el artículo 228 de la Ley 19.550 y las previsiones del presente estatuto los que tendrán los derechos que se les asigne en el presente y en sus términos y condiciones de emisión.  La Asamblea Extraordinaria también podrá decidir la amortización total o parcial de acciones integradas de conformidad con el artículo 223 de la Ley 19.550 y, en caso de amortización total de acciones se emitirán bonos de goce a favor de los titulares de acciones totalmente amortizadas en cumplimiento con lo dispuesto en el artículo 228 de la Ley 19.550 y las disposiciones del presente estatuto.  En caso que la amortización de acciones se haga con el consentimiento del titular de las acciones que se amortizan no será necesario realizarla por sorteo o en forma proporcional entre todos los accionistas.  Asimismo, en caso que la Asamblea Extraordinaria decida la creación de una reserva indisponible con ganancias realizadas y líquidas por un monto igual al valor nominal de las acciones que se cancelan, la Asamblea Extraordinaria podrá decidir que no es necesaria una reducción de capital y que las acciones no canceladas aumenten su valor nominal a efectos de representar por sí mismas el total del capital social.   La Asamblea Extraordinaria fijará los términos y condiciones de emisión de los bonos de goce que decida emitir, pudiendo fijarles un monto máximo de dividendos a cobrar durante su plazo de duración, el plazo de duración de dichos bonos de goce y los términos y condiciones de pago de dichos dividendos, incluyendo la moneda de pago de los mismos y las protecciones que pueda fijar la asamblea para el cobro de dichos dividendos en la moneda establecida, pudiendo ser un dividendo fijo o variable, un dividendo eventual o contingente a la producción de cualquier evento que determine la asamblea, o cualquier combinación de esos elementos, con o sin preferencia o prelación respecto del derecho a dividendos a cobrar por una o más clases de acciones de la Sociedad.  Los bonos de goce se podrán emitir en forma cartular o escritural y serán nominativos no endosables.  La Sociedad llevará el registro de la titularidad de dichos bonos de goce y de los pagos de dividendos efectuados a dichos bonos de goce.  Los bonos de goce podrán ser rescatables, total o parcialmente, exclusivamente a opción de la Sociedad y en

Ex. E-2

los términos y condiciones que fije al efecto la Asamblea Extraordinaria.  La Asamblea Extraordinaria también fijará el derecho que pueda corresponder a cada clase de bonos de goce en el producido de la liquidación de la Sociedad, pudiendo tener preferencia o prelación respecto de una o más clases de acciones de la Sociedad en la participación en dicho producido una vez que sea reembolsado el valor nominal de dicha clase o clases de acciones.  Una vez cobrado el dividendo al que los bonos de goce tengan derecho no otorgarán derecho a participar en ningún otro pago o distribución que realice la Sociedad, sea durante el devenir normal de la Sociedad o en su liquidación. Los bonos de goce no tendrán derecho a ningún producido de liquidación, dividendo de liquidación o concepto análogo o similar en caso de la disolución de la Sociedad al ser absorbida por otra que resulte su continuadora.  La Asamblea Extraordinaria que decida la amortización de acciones y la emisión de bonos de goce en los términos del artículo 228 de la Ley 19.550, podrá delegar en el Directorio la emisión de cualquier clase de bonos de goce en los términos y condiciones que fije al efecto.

Puesto el tema a consideración de los Accionistas, la Asamblea por unanimidad RESUELVE reformar los Artículos CUARTO y QUINTO del Estatuto Social conforme al texto antes transcripto y autorizar a [Cuestiones de estilo para el trámite de reforma de estatuto].

[Cierre de la Asamblea.]

Ex. E-3

Exhibit F

ENACOM RELEASE LETTER

SOLICITAN AUTORIZACIÓN

Ciudad Autónoma de Buenos Aires, [---] de marzo de 2017.

Sres.

Ente Nacional de Comunicaciones

S             /             D

ATT: [---]

De nuestra mayor consideración:

[---], en carácter de [----] de SOFORA TELECOMUNICACIONES S.A. (“SOFORA”) (condición que acredito mediante [---] que se adjunta a esta nota), constituyendo domicilio en [---], [---], en mi condición de [----] de FINTECH TELECOM LLC (“FINTECH”) (condición que acredito mediante [---] que se adjunta a esta nota), constituyendo domicilio en [---], [---], en carácter de [---] de W DE ARGENTINA INVERSIONES S.A. (“WAI”) (condición que acredito mediante copia del poder especial que se adjunta a esta nota), constituyendo domicilio en Av. Eduardo Madero 900, piso 10, Ciudad Autónoma de Buenos Aires, [---] en carácter de [---] de TELECOM ARGENTINA S.A (“TELECOM”) (condición que se acredita con [---], adjunta a esta nota) constituyendo domicilio en [---], y [---], en carácter de [---] de TELECOM PERSONAL S.A. (“TELECOM PERSONAL”) (condición que se acredita mediante [---] que se adjunta a esta nota), constituyendo domicilio en [---], nos presentamos ante Uds. a efectos de solicitar a ese Ente la aprobación de una operación de amortización de acciones de conformidad con lo dispuesto en el artículo 223 de la Ley General de Sociedades 19.550 (y modificatorias) (la “LGS”) conforme se decribirá en la presente.

El pasado [       ] de marzo de 2017, WAI, FINTECH y SOFORA celebraron un acuerdo mediante el cual, y sujeto a los términos y condiciones del mismo, acordaron que SOFORA realizaría la amortización total de 140.704.640 acciones de SOFORA de titularidad de WAI, las que representan el 32% del capital social de esta última compañía (las “Acciones de WAI”), con la consecuente anulación de dichas acciones y la pérdida de la condición de accionista de WAI (en adelante, este acto jurídico se denominará la “Amortización”). La Amortización está prevista que se realice en dos tramos, el primero consistente en acciones que representan el 17% del capital social de SOFORA y el segundo consistente en acciones que representan el 15% del capital social de SOFORA (el “Segundo Tramo”)

En relación con la amortización del Segundo Tramo, cabe destacar que:

1.              Mediante la Resolución ENACOM N° 277/16 del 7 de marzo de 2016 se aprobó la modificación de las participaciones accionarias de SOFORA -controlante indirecta de TELECOM y de TELECOM PERSONAL-, mediante la cual FINTECH pasó a ser

Ex. F-1

accionista mayoritario de dicha empresa, siendo titular de acciones representativas del 68% del capital social de SOFORA y WAI del 32% restante.

2.              La Amortización no implicará un cambio y/o pérdida de control social de TELECOM o de TELECOM PERSONAL, ya que FINTECH continuará siendo controlante indirecto de ambas sociedades.

3.              Como consecuencia de la Amortización, WAI perderá su calidad de accionista de SOFORA. En caso que, conforme a vuestra opinión aún estuviera vigente el artículo 5.11.3 in fine del Pliego de Bases y Condiciones aprobado por el Decreto N° 62/90, correspondería obtener la autorización de ese Ente para efectivizar la amortización del Segundo Tramo y así dejar de integrar el “núcleo principal” al ,cual fuera afectado el 15% del capital social de SOFORA en los términos de la Resolución SECOM N° 111/03.

Por todo lo expuesto, solicitamos a ese Ente que, a los efectos correspondientes, autorice la amortización del Segundo Tramo de las Acciones de WAI representativas del 15% del capital social de SOFORA que fueran en su momento afectados al Núcleo Principal en los términos del artículo 5.11.3 del Pliego de Bases y Condiciones aprobado por el Decreto 62/90 producto de la pérdida de de su condición de accionista de SOFORA, y den a esta presentación el trámite administrativo que corresponda.

Sin otro particular, los saludamos atentamente.

[---]	[----]
Por FINTECH	Por TELECOM

[----]	[----]
Por WAI	Por TELECOM PERSONAL

[---]
Por SOFORA

Ex. F-2

Exhibit G

TERMS OF SOFORA UNANIMOUS

EXTRAORDINARY SHAREHOLDERS’ MEETING

SOFORA TELECOMUNICACIONES S.A. ACTA DE ASAMBLEA GENERAL EXTRAORDINARIA UNÁNIME.

Acta de Asamblea General Extraordinaria N° [•]: [CONSIDERACIONES USUALES PARA LA APERTURA DE LA ASAMBLEA. POR EJEMPLO: En la Ciudad Autónoma de Buenos Aires, a los [•] días del mes de [    ], siendo las [  ] horas, se constituye en primera convocatoria la Asamblea Extraordinaria Unánime de Accionistas de SOFORA TELECOMUNICACIONES S.A. (en adelante “Sofora” o la “Sociedad”) en la sede social de la Sociedad. Se cuenta con la presencia de 2 (dos) accionistas que concurren por representación y que son titulares en conjunto de 439.702.000 acciones ordinarias, cartulares, nominativas no endosables, de $1 de valor nominal cada una, con derecho a 1 voto por acción y que, según consta al Folio N° [•] del Libro de Depósito de Acciones y de Registro de Asistencia a Asambleas Generales, representan el 100% del capital social y votos de la Sociedad y habiendo anticipado los accionistas su intención de adoptar las resoluciones por unanimidad, revistiendo la presente Asamblea el carácter de unánime en los términos del artículo 237 último párrafo de la Ley General de Sociedades N° 19.550 y modificatorias (la “LGS”), por lo que no se realizaron las publicaciones de la convocatoria. [Asisten al acto los Directores y miembros de la Comisión Fiscalizadora que firman al pie].

[Preside la reunión el Sr. [Saturnino J. Funes], en su carácter de presidente del directorio de la Sociedad, quien habiendo constatado la asistencia de los accionistas tenedores de la totalidad de las acciones que representan el capital social, declara abierto el acto y pone a consideración el primer punto del Orden del Día]: (1) Designación de las personas que firmarán el acta de la Asamblea. Al respecto, el Sr. Presidente propone que el acta a labrarse de la presente Asamblea sea suscripta por los representantes de los accionistas Fintech Telecom LLC (“Fintech”) y W de Argentina— Inversiones S.A. (“WAI”). Puesta la moción a consideración de los presentes, la misma resulta aprobada por unanimidad de votos de las acciones de la Sociedad.

[CONSIDERACION DEL SEGUNDO PUNTO DEL ORDEN DEL DIA] (2) Consideración de la Amortización de Acciones de la Sociedad y Emisión de Bono de Goce. Reducción del Capital Social. [Palabras del presidente para poner a consideración de los accionistas la amortización total de 140.704.640 acciones de la Sociedad de titularidad de WAI en los términos del Artículo 223 de la LGS, las que se encuentran totalmente integradas (las “Acciones Amortizadas”)]. Dicha amortizacion se realizará en dos bloques de acciones. El primer bloque de 74.749.340 acciones de la Sociedad de titularidad de WAI (las “Acciones Bloque A”) se amortizará totalmente en o antes del 2 de mayo de 2017 (la “Amortización Bloque A”).  Luego, la amortización total del segundo bloque de 65.955.300 acciones de la Sociedad de titularidad de WAI (las “Acciones Bloque B”) se realizará una vez que se obtenga la Autorización del Ente Nacional de Comunicaciones la cual se estima que ocurra no más allá del 31 de julio de 2017 (la “Amortización Bloque B”).  Una vez perfeccionada la Amortización Bloque A corresponderá anular totalmente las Acciones Bloque A y una vez perfeccionada la Amortización Bloque B corresponderá anular totalmente las Acciones Bloque B.  [Referencia a que no corresponde realizar el sorteo dispuesto en el Artículo 223, inc. 2 de la LGS por cuanto la amortizacion se realizará con el consentimiento del titular de las acciones

Ex. G-1

que se amortizan de conformidad con las disposiciones del Estatuto Social.  Dichas amortizaciones de acciones se realizarán con ganancias realizadas y líquidas de la Sociedad. En cumplimiento de los incisos 1 y 3 del Artículo 223 de la LGS, corresponderá entregar a WAI: (i) por la Amortización Bloque A, el rembolso del capital integrado en el valor nominal de dichas acciones igual a Pesos 74.749.340 y un bono de goce clase “A” por un monto a la fecha de su emisión de U$S 249.687.500 menos el pago por reembolso de capital calculado en dólares estadounidenses al tipo de cambio vigente en la fecha de su efectivo pago, todo ello según las condiciones de emisión que se transcriben al pie de esta acta, y (ii) por la Amortización Bloque B, el reembolso del capital integrado en el valor nominal de dichas acciones igual a Pesos 65.955.300 y un bono de goce clase “A” por un monto a la fecha de su emisión de U$S 220.312.500 menos el pago por reembolso de capital calculado en dólares estadounidenses al tipo de cambio vigente en la fecha de su efectivo pago, todo ello según las condiciones de emisión que se transcriben al pie de esta acta. Ambos bonos de goce clase “A” se emitirán con los términos y condiciones que se detallan en el “Modelo de Bono de Goce” y que se transcriben al final de esta Acta.  A tal efecto, se constituirá una reserva indisponible de Pesos 74.749.340 con ganancias realizadas y líquidas de la Sociedad respecto de la reduccion de capital por cancelacion de las Acciones Bloque A y una reserva indisponible de Pesos 65.955.300 con ganancias realizadas y líquidas de la Sociedad respecto de la reduccion de capital por cancelacion de las Acciones Bloque B.  Asimismo, [Incluir referencia a] que se reducirá el capital social, en dos tramos, conforme lo dispuesto en los Artículos 203 y 204, segundo párrafo, de la LGS.  En primer lugar, una vez perfeccionada la Amortización Bloque A, el capital se reducirá desde $ 439.702.000 a la suma de $ 364.952.660 y, en segundo lugar,  una vez perfeccionada la Amortización Bloque B a la suma de $298.997.360, debiendo realizarse las correspondientes modificaciones al estatuto social (todas las operaciones antes detalladas, en conjunto, la “Amortización”).  Por último, [Agregar referencia a que] la efectividad de la Amortización Bloque B estará sujeta, entre otros, a la obtención de la conformidad correspondiente del Ente Nacional de Comunicaciones para que las Acciones Bloque B puedan ser desafectadas del “Núcleo Principal”, conforme fuera denominado en el Pliego de Bases y Condiciones del Concurso Público Internacional para a Privatización del Servicio Público de Telecomunicaciones aprobado por el Decreto N° 62/1990, cuya solicitud fue requerida con fecha [--] por la Sociedad, los accionistas, Telecom Argentina S.A. y Telecom Personal S.A. (la “Aprobación del ENACOM”). [Incluir consideración del informe fundado del síndico respecto de la Amortización]. Puesto el tema a consideración de los accionistas, y luego de un breve debate, la Asamblea Extraordinaria por unanimidad RESUELVE:

(1) la amortización total de 74.749.340 acciones de la Sociedad de titularidad de W de Argentina — Inversiones S.A., la anulación total de dichas acciones, el pago a WAI del valor nominal de dichas acciones por $74.749.340, la entrega del Bono de Goce Clase “A” N° 1 por un monto a la fecha de emisión de U$S 249.687.500 (menos el monto del capital reembolsado calculado en dólares estadounidenses al tipo de cambio del día hábil anterior a la fecha de la amortización) con los términos y condiciones que se describen en el Bono de Goce Clase “A” que se transcribe en esta acta, y la consecuente reducción del capital social de Pesos 74.749.340, todo ello en los términos arriba mencionados (todo de conformidad con los Artículos 203, 204, segundo párrafo, 223 y 228 de la LGS);

Ex. G-2

(2) la amortización total de 65.955.300 acciones de la Sociedad de titularidad de W de Argentina — Inversiones S.A., la anulación total de dichas acciones, el pago a WAI del valor nominal de dichas acciones por $65.955.300, la entrega del Bono de Goce Clase “A” N° 2 por un monto a la fecha de emisión de U$S 220.312.500 (menos el monto del capital reembolsado calculado en dólares estadounidenses al tipo de cambio del día hábil anterior a la fecha de la amortización ) con los términos y condiciones que se describen en el Bono de Goce Clase “A” que se transcribe en esta acta, y la consecuente reducción del capital social de Pesos 65.955.300, todo ello en los términos arriba mencionados (todo de conformidad con los Artículos 203, 204, segundo párrafo, 223 y 228 de la LGS);

(3) aprobar la modificación de la primera oración del Artículo Cuarto del Estatuto Social a efectos de reflejar el numero de capital luego de cada una de las reducciones de capital antes referidas, la que quedará finalmente redactado de la siguiente forma: (i) Luego de perfeccionada la amortización de las Acciones Bloque A: “ARTICULO CUARTO: El capital social es de $ 364.952.660 representado por 364.952.660 acciones ordinarias, cartulares, nominativas no endosables, de $1 valor nominal cada una con derecho a un voto por acción.”; y (ii) Luego de perfeccionada tanto la amortización de las Acciones Bloque A y las Acciones Bloque B: “ARTICULO CUARTO: El capital social es de $298.997.360 representado por 298.997.360 acciones ordinarias, cartulares, nominativas no endosables, de $1 valor nominal cada una con derecho a un voto por acción.”;

(4) Delegar e instruir al Directorio de la Sociedad la realización, en cumplimiento de toda la normativa aplicable, de todos los actos necesarios para la implementación de los actos correspondientes a las resoluciones antes aprobadas pudiendo determinar la fecha de cada una de las amortizaciones en los términos acordados con el titular de las acciones a amortizar y con el consentimiento del otro accionista, incluyendo sin limitación: la anulación de las Acciones Amortizadas, el pago a WAI del reembolso del capital de $140.704.640, la emisión de los Bono de Goce a favor de WAI, la inscripción de la reforma del Estatuto Social ante el Registro Público de Comercio de la Inspección General de Justicia, y la inscripción en el Registro de Acciones de la Sociedad de la cancelación de la condición de accionista de W de Argentina — Inversiones S.A.

[Cierre de la Asamblea.]

[TRANSCRIPCIÓN DE LOS TÉRMINOS Y CONDICIONES DE EMISIÓN DEL BONO DE GOCE]

Ex. G-3

Exhibit H

FORM OF PRESS RELEASE

Ciudad Autónoma de Buenos Aires, 17 de marzo de 2017.

Telecom Argentina S.A.

Telecom Personal S.A.

Alicia Moreau de Justo 50, Piso 13

CABA

Nortel Inversora S.A.

Alicia Moreau de Justo 50, Piso 13

Sres. Miembros del Directorio.

De mi mayor consideración,

En mi carácter de Presidente del Directorio de Sofora Telecomunicaciones S.A. (“Sofora” o la “Sociedad”), les informo que nuestros accionistas nos han transmitido su deseo de que tanto el Directorio de Sofora como el de nuestras subsidiarias Nortel Inversora S.A., Telecom Argentina y Telecom Personal S.A. evalúen una reorganización societaria, en cabeza de Telecom Argentina S.A. como sociedad continuadora, orientándose a concluir dicha reorganización durante el presente ejercicio.   Con dicho proyecto se busca simplificar la estructura accionaria de Telecom Argentina en línea con los estándares internacionales y prácticas de mercado.

En ese marco,  les informo asimismo que se ha acordado que Sofora amortice en los términos del Art. 223 de la Ley General de Sociedades Nro. 19.550 las acciones de titularidad de W de Argentina Inversiones S.A. (“WAI”) de la siguiente forma: (i) el 17% del capital social de Sofora en primer lugar y (ii) una vez cumplidos los requisitos regulatorios correspondientes, el 15% restante de la participación de WAI en Sofora.

Perfeccionadas ambas amortizaciones, Fintech Telecom LLC pasará a controlar el 100% del capital accionario de Sofora consolidando todos los derechos económicos y corporativos de la Sociedad.

Muy atentamente,

Ex. H-1

Annex II

FORM OF NOTICE OF ACCEPTANCE

[•], 2017

W de Argentina — Inversiones S.A.

Calle Emilio Calzadilla no. 5, 3° Piso

Santa Cruz de Tenerife

Spain

Dear Sirs:

Re: Offer of Share Amortization Agreement

We hereby irrevocably accept your offer dated [•], 2017, with reference to the Share Amortization Agreement, in its entirety.

Very truly yours,

[Signature Page Follows]

A II-1

FINTECH TELECOM, LLC

By:
Name:
Title:

Signature Page to Notice of Acceptance